UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.    )

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Gaming and Leisure Properties, Inc.
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2025 Notice of Annual Meeting of Shareholders & Proxy Statement

GAMING & LEISURE PROPERTIES, INC

To Our Shareholders,

The Board of Directors of Gaming and Leisure Properties, Inc. cordially invites you to attend the 2025 Annual Meeting of Shareholders on June 12, 2025, at 10 a.m. EDT. Details regarding the Annual Meeting and the matters to be voted on by Company shareholders of record are included in the Notice of Annual Meeting of Shareholders found in the Company’s 2025 Proxy Statement.

Through strategic acquisitions and innovative financing structures, the Company rounded out 2024 with record growth across all key financial metrics as well as continued financial strength and stability for our shareholders. We increased the size of our already robust portfolio of regional gaming assets, added new tenants to our slate of best-in-class operators, and strengthened our relationships with existing partners.

Moreover, through the resolve and creativity of our management team, the Company received a critical opinion from the National Indian Gaming Commission which forged the way for the Company to enter into a delayed draw credit facility with the potential for a long-term lease with the Ione Band of Miwok Indians for the construction of a greenfield gaming facility near Sacramento, California, on tribal land held in trust.

We further strengthened our balance sheet in 2024 by amending the Company’s credit facility to increase revolver capacity, extending its maturity to 2028, issuing $1.2 billion in senior unsecured notes and ended the year with net leverage below 5.0x.

We fostered innovation through the strength and stability of our existing partnerships with capital funding commitments for the demolition and development of Major League Baseball’s Athletics’ new stadium and Bally’s integrated casino resort at the Tropicana Las Vegas Hotel and Casino site owned by the Company, as well as, for Bally’s Chicago marquee development project underway.

Further, in 2024, the Company was honored to welcome the impressive and iconic Debra Martin Chase to our Company’s Board of Directors. I also wish to extend Barry F. Schwartz gratitude for his continued service on our Board of Directors since 2017, which will end as of the date of our 2025 Annual Meeting of Shareholders. Through his leadership, wisdom and extensive experience in various leadership roles, Barry’s contributions to our Board during his tenure have been invaluable.

I am grateful to our shareholders for their continued support of our Company and wish to express my gratitude and appreciation to our dedicated management team and employees for making these exceptional results possible.

Through continued dedication, drive and innovation, we will continue our work to deliver another year of strong performance in 2025.

Sincerely, PETER M. CARLINO Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF GAMING AND LEISURE PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON JUNE 12, 2025

Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) will meet in person this year to conduct the required annual business of GLPI. The Company’s 2025 annual meeting of shareholders (the “Annual Meeting”) will be held on Thursday, June 12, 2025 at 10:00 a.m. (EDT) in person at the Company’s offices located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610 for the purpose of considering and acting on the following proposals:

1.

To elect Peter M. Carlino, Debra Martin Chase, Carol “Lili” Lynton, Joseph W. Marshall, III, James B. Perry, Earl C. Shanks and E. Scott Urdang as directors to hold office until the Company’s 2026 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.	To approve, on a non-binding advisory basis, the Company’s executive compensation.

4.	To approve the Company’s Amended and Restated 2013 Long-Term Incentive Compensation Plan.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Shareholders of record of the Company’s common stock (Nasdaq: GLPI) as of the close of business on April 11, 2025 are entitled to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

By order of the Board of Directors,

Peter M. Carlino

Chairman of the Board of Directors

Wyomissing, Pennsylvania

April 29, 2025

Your Vote is Important

Please vote as promptly as possible by using the Internet or by telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this Proxy Statement. You may also vote at the Annual Meeting by following the instructions in this Proxy Statement. This Notice of Annual Meeting and accompanying Proxy Statement are first being made available to our shareholders on or about April 29, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to be Held on June 12, 2025: The Notice of Annual Meeting, Proxy Statement, and Annual Report to

Shareholders for the year ended December 31, 2024 are available at www.proxydocs.com/GLPI.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

PROXY SUMMARY

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (“GLPI”, the “Company”, “we”, “us” and “our”) for the Annual Meeting of Shareholders of the Company to be held in person at the Company’s offices located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610 on June 12, 2025 (the “Annual Meeting”), and any postponements or adjournments of the Annual Meeting.

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2024 performance, please review the Company’s Annual Report to Shareholders for the year ended December 31, 2024.

2025 Annual Meeting of Shareholders

Time and Date 10:00 a.m. EDT June 12, 2025	Record Date April 11, 2025	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date: 275,079,487

Place 845 Berkshire Blvd., Suite 200 Wyomissing, Pennsylvania 19610

On or about April 29, 2025, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.

Voting Matters

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	11
Ratification of Independent Registered Public Accounting Firm	FOR	62
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	63
Approval of Amended and Restated 2013 Long-Term Incentive Compensation Plan	FOR	64

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 1

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

BOARD NOMINEES

Peter M. Carlino Chairman and Chief Executive Officer of Gaming and Leisure Properties, Inc.	Debra Martin Chase Founder and Chief Executive Officer of Martin Chase Productions	Carol “Lili” Lynton Co-founder of The Dinex Group, and Chief Investment Officer, HD American Trust	Joseph W. Marshall, III Of Counsel, Stevens & Lee, PC, and Former Chairman of Stevens & Lee, PC and Griffin Holdings, LLC

James B. Perry Retired. Former Chairman and Chief Executive Officer of Isle of Capri Casinos, Inc.	Earl C. Shanks Retired. Former Chief Financial Officer of Essendant, Inc.	E. Scott Urdang Retired. Founder, Former Chairman, and Chief Executive Officer of Center Square Capital Management, Inc.

Our slate of Board nominees is balanced with a range of tenure, diversity and age.

2 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

## How We Build Our Board

Our Board engages in a proactive process to identify potential board candidates with the competencies, experience, attributes, and integrity to serve on our Board. The process begins with our Nominating and Corporate Governance Committee, which has the primary responsibility to evaluate qualified director candidates and to recommend them to our Board.

**Evaluate Board Competencies and Needs**
The Board and the Nominating and Corporate Governance Committee routinely evaluate the Board competencies and dynamics through the self-assessment process to identify gaps and determine needs. This complex analysis, focused on the Company's fundamental business as a REIT, supports strategic growth initiatives and ensures integrity and compliance in a highly regulated environment.

**Identify and Evaluate Potential Candidates**
Based on the needs identified by the Board and the Nominating and Corporate Governance Committee, we seek candidates with the desired experience, attributes, and skills, with referrals coming primarily from existing Board members and other Company stakeholders and, if necessary, from third-party search firms and other providers. The Nominating and Corporate Governance Committee evaluates potential candidates to confirm they possess the experience, attributes, and skills necessary to meet the identified needs. This step in the process includes one-on-one meetings with members of the Board and, in some circumstances, members of the management team.

**Conduct Due Diligence**
Selected candidates are further vetted and required to undergo criminal and financial background checks. This process also requires the candidate to complete an extensive multi-jurisdictional gaming regulatory application that requires disclosing detailed personal, educational, criminal, and financial information. This ensures that a potential candidate has the character, integrity, and history to successfully navigate the burdensome gaming regulatory licensing process, which is a critical step that must be carefully considered before the candidate is recommended for appointment.

**Nomination Process**
The Nominating and Corporate Governance Committee reviews the results of the due diligence process and feedback from members of our Board and management team. Positive results in all aspects of the evaluation process will lead to a recommendation from the Nominating and Corporate Governance Committee that our Board appoint the vetted candidate to serve until the Company's next annual meeting of shareholders.

**Outcome**
As demonstrated over the last decade, this process results in a highly qualified and experienced Board with diverse perspectives and backgrounds that work seamlessly to achieve growth while protecting the interests of the Company's shareholders and other stakeholders.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 3

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

The following matrix summarizes the expertise and experience of our Board nominees:

Board Expertise and Experience

Strategic Planning and Leadership	●	●	●	●	●	●	●

Accounting/Finance			●	●		●	●

Risk Management	●	●	●	●	●	●	●

Legal/Regulatory/Compliance		●		●

Information Technology/Cybersecurity						●

Gaming Industry Experience	●			●	●

CEO/Executive Management Experience	●	●	●	●	●	●	●

Mergers and Acquisitions	●		●	●	●	●	●

Real Estate Industry Experience/REIT	●			●			●

Community Engagement/Non-Profit	●	●	●	●		●	●

Board Age

Age	78	68	63	72	75	68	75

Director Tenure

Director Since	2013	2024	2019	2013	2017	2017	2013

4 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Financial and Strategic Achievements

Leverage Below 5.0x	19% 3-Year TSR	$980 Million Invested

Maintained a strong balance sheet	Continued strong track-record of value creation	Closed acquisitions of new properties with new and existing tenants

26.7% Increase in Quarterly Dividend from Q4 2020	Enhanced Diligence and Risk Assessment	Curated a Structure for Tribal Gaming

Continued increase in dividends following COVID-19 pandemic	Strengthened our real estate, financial, operational and competitive threat analysis for all new transactions	Created a new long-term leasing structure for application on tribal land held in trust with the U.S. Government

Focus on Stability

Gaming Properties Critical for State Budgets State and local governments have a vested interest in property success through tax revenue	Over 80% of Properties in Master Leases Master leases provide cross-collateralization of properties and reduce risk of isolated poor performance	High Barriers to Entry Casino properties are highly regulated with, in many cases, a limited number of licenses available

Long-Term Leases The remaining terms of our leases, including renewals, range from 23 years to 97 years	Investment-Grade Ratings We hold investment-grade ratings from S&P Global Ratings and Fitch Ratings Inc.	Durable Underlying Business 100% occupancy and collected 100% of our rent since the Company’s inception

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 5

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Executive Compensation

The overall objective of the Company’s executive compensation program is to compensate executive officers in a manner that most effectively incentivizes them to maximize long-term shareholder value, while taking into consideration the interests of other stakeholders and not taking undue financial risks. At the same time, the Compensation Committee believes that the executive compensation program should enable the Company to attract and retain the executive talent needed to grow and further its strategic initiatives. To achieve this goal, the compensation program is heavily weighted toward performance-based pay that is tied to several different categories, including total shareholder return (“TSR”), adjusted funds from operations (“AFFO”), dividends per share, and strategic and operational goals. The compensation program is structured on a foundation that includes the following principles:

Key Compensation Practices

✓	Annual incentives aligned with strategic business plan	No uncapped cash bonus or equity award opportunities

✓	Majority of executive compensation tied to rigorous performance goals	No single-trigger change of control benefits

✓	Performance-based equity payouts capped if absolute TSR is negative	Anti-hedging policy prohibiting officers and directors from engaging in derivative or other hedging transactions

✓	Significant stock ownership requirements for directors and executive officers	No agreements or arrangements containing tax gross-ups or similar tax indemnification

✓	Appropriate balance between short-term and long-term performance measures	Anti-pledging policy prohibiting pledging of securities except under extremely limited circumstances approved by the Audit and Compliance Committee

✓	Transparency with our shareholders on our compensation program, decisions and practices

✓	Compensation Committee comprised solely of independent directors

✓	Engage independent compensation consultant

6 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Majority of Compensation “At-Risk”

Our executive compensation program is designed to motivate and reward executives to execute our business strategy tied to rigorous performance goals. The majority of our named executive officers’ (“NEOs”) compensation is variable and primarily in the form of “at-risk” compensation. The breakdown of our NEO compensation as a group is as follows:

(1)	Service-Based Equity Awards compensation includes the value of long-term fixed equity awards subject to continued employment.

(2)	Performance-Based Equity Awards compensation includes the target annual performance cash bonus awards and the target value of the long-term performance-based equity awards.

Key 2024 Compensation Decisions

Below are certain key compensation decisions made by the Compensation Committee for our NEOs in 2024:

●	90% of cash bonus tied to pre-established performance goals

●

20% of cash bonus contingent on achieving specific goals, including goals related to balance sheet management, growth initiatives, corporate responsibility, shareholder engagement and other strategic initiatives

Responsive to Shareholder Feedback

Our Board of Directors and its committees value the opinions of our shareholders and we routinely request the opportunity to engage with them to better understand their views, policies and voting guidelines. We have continued to listen and promptly address shareholder concerns and suggestions. We value the relationships we have with our shareholders and encourage them to reach out with questions, concerns or other opportunities to engage.

We continued our proactive engagement efforts with investors in 2024. We spoke at length with our investors during these outreach efforts and engaged in meaningful dialogue with various members of our investors’ capital markets and corporate governance teams, covering a wide range of topics, including capital markets strategy, capital allocation process and strategy, our unique competitive advantages, balance sheet management, gaming industry perspective, tenant relationships, regional gaming, real estate’s unique investment merits, corporate responsibility, succession planning, board composition and executive compensation.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 7

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Shareholder Engagement

Your Feedback and Our Response Over the Years

8 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

CORPORATE RESPONSIBILITY

Our Approach

Our primary business as a publicly-traded, self-administered, and self-managed real estate investment trust consists of owning, acquiring, developing, expanding, and leasing gaming and leisure properties and related facilities to tenants under triple-net leases whereby the Company’s tenants are responsible for business operations, maintenance, insurance, taxes, utilities and other property-related expenses.

While we have no control or oversight over our tenants’ operational decisions, sustainability strategies or related initiatives, we recognize the importance of our role and responsibility as landlord, employer, community member and responsible corporate citizen. With this in mind, we approach Corporate Responsibility thoughtfully by assessing the materiality of environmental and social risks to the organization and integrating environmental, social and governance practices with social and sustainability strategies and initiatives into our overall business strategies intended to create long-term value for our shareholders, employees and other stakeholders.

Oversight

The Company’s Nominating and Corporate Governance Committee oversees the Company’s Corporate Responsibility policies, strategies and initiatives. Our Nominating and Corporate Governance Committee’s responsibilities include oversight of Corporate Responsibility matters relating to, among other things, human capital management, corporate culture, leadership development, employee engagement, and community involvement, which are thoughtfully discussed with the Company’s ESG Steering Committee Chair, and reported to the Company’s Board of Directors on a quarterly basis and more frequently, as needed.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 9

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Environmental Stewardship

As part of our considerate approach to environmental sustainability, GLPI is committed to responsible environmental practices that include conservation of natural resources, pollution prevention, and waste reduction. We foster environmental responsibility with our employees and other partners by encouraging them to reduce consumption while applying an ethical approach to disposal efforts.

We are committed to betterment around environmental sustainability and employ a thoughtful approach in the allocation of our resources. We will continue to explore potential opportunities and partnerships that promote and integrate practical sustainability strategies into our day-to-day business decisions and socialize those opportunities with our tenants and other stakeholders, when applicable, through meaningful engagement.

Social Responsibility

Our most important asset is our talent. We strive to create long-term, responsible economic value for our stakeholders, including our employees, tenants, partners, and community members. We aim to maintain a corporate environment that fosters a sense of community and well-being and encourages our employees to focus on their long-term success along with the long-term success of the Company.

We endeavor to foster a culture of inclusion, so all team members feel respected and valued. Our culture was built to promote positive attitudes, strong work ethics and individual authenticity. We strive to create a rewarding and supportive environment that empowers our employees to thrive. We are committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices.

We take an active role in supporting our communities by partnering with local and national organizations to administer charitable contributions, provide community service, and organize the donation of goods to assist local causes as well as those in need. The Company proudly continues to expand its community outreach efforts and impact year over year.

Culture Of Governance

We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible. We maintain governance, compliance, and risk management practices to ensure compliance with applicable laws and regulations governing our business. We believe that good corporate governance is integral to ensure continued growth and stability for the Company and its shareholders.

Effective June 12, 2025, GLPI will be governed by a seven (7) person Board. Our Board is responsible for the oversight of the management of the Company and its business for the long-term benefit of our shareholders. Its members set the tone for GLPI and operate under a set of published Corporate Governance Guidelines, which are based on best practices that meet or exceed the existing standards of the U.S. Securities and Exchange Commission (“SEC”). We feature an experienced and diverse Board with expertise in a broad set of areas relevant to our business.

Through our Code of Business Conduct and employee handbook, we communicate our workplace non-discrimination and anti-harassment policies that embrace the highest ethical and moral standards. We maintain strong and confidential reporting processes and procedures that foster an open, honest environment in an effort to ensure that the highest principles of ethics and integrity are maintained.

Our Audit and Compliance Committee has responsibility for oversight of our risk management processes and regularly discusses with the management team our major risk exposures and strategies.

We routinely engage with our stakeholders to better understand their views on sustainability and matters related to corporate responsibility, carefully considering the feedback we receive and, when appropriate, incorporating certain changes based on this feedback and/or best practices.

For more information regarding the Company’s approach to Corporate Responsibility, including its sustainability, social and governance strategies, initiatives and achievements, please refer to our 2024 Corporate Sustainability Report available on our website, www.glpropinc.com, under the “Investors” section. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

10 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

PROPOSAL 1 – ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will be asked to elect seven (7) directors to hold office until our 2026 Annual Meeting of Shareholders. The nominees were recommended and approved for nomination by our Nominating and Corporate Governance Committee. Elected directors will serve until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of each nominee in accordance with your instructions or, if no instructions are provided, then your shares will be voted as recommended by our Board of Directors. If any of the nominees for any reason are unable or unwilling to serve, the proxies may be voted for such substitute nominees as the proxy holder may determine. We are not aware of any reason that any of the nominees will be unable to serve as a director.

Peter M. Carlino, Debra Martin Chase, Carol “Lili” Lynton, Joseph W. Marshall, III, James B. Perry, Earl C. Shanks and E. Scott Urdang have been nominated for election to our Board of Directors to serve for a term through the 2026 Annual Meeting of Shareholders.

REQUIRED VOTE

The Company’s Articles of Incorporation provide for a majority voting standard with a resignation policy. Under a majority voting standard, once a quorum has been established, in an uncontested director election, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate. Abstentions and broker non-votes will not be considered votes cast on any candidate’s election. The resignation policy set forth in our Corporate Governance Guidelines requires any director nominee who fails to receive the requisite majority vote to promptly, following certification of the shareholder vote, tender his or her resignation from the Board and all committees upon which he or she serves. Our Board will then assess the appropriateness of such nominee continuing to serve as a director and decide whether to accept or reject the resignation, or whether other action should be taken. The policy further provides that any director who tenders his or her resignation shall not participate in the Board action regarding whether to accept the resignation offer. Our Board will act upon the tendered resignation and publicly disclose its decision and rationale within ninety (90) days following certification of the shareholder vote.

In a contested director election, a plurality voting standard will apply. Under the plurality voting standard, each of the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected.

The election of directors at the Annual Meeting is uncontested and the majority voting standard will determine the directors that will serve until the 2026 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proposal so that your votes may be counted on this important matter.

OUR DIRECTORS

Our directors serve subject to the requirements of our charter and bylaws, including the requirement that directors not be “unsuitable persons,” within the meaning of our charter (“Unsuitable Person(s)”). In addition, certain jurisdictions in which we own properties require, either by statute or discretion of the applicable gaming or racing regulatory authority, our directors to acquire and maintain gaming licenses. Licenses typically require a determination from the applicable gaming or racing regulatory authority that the applicant qualifies or is suitable to hold such a license. Our charter requires that our directors maintain all required licenses. If one of our directors were to be determined to be an Unsuitable Person by virtue of failure to obtain or maintain such a license or otherwise, he or she would be subject to removal for cause by affirmative vote of the remaining members of our Board of Directors or by shareholders with an affirmative vote of 75% of the votes cast at a shareholder meeting.

There are no family relationships among any of our directors or executive officers.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 11

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING

The following biographical information is furnished as to the nominees for election as a director:

Peter M. Carlino Age: 78 Director Since: 2013 Other Current Public Boards: PENN Entertainment, Inc. (Emeritus)	Debra Martin Chase Age: 68 Director Since: 2024 Other Current Public Boards: Bridge Investment Group Holdings Inc. and B&G Foods, Inc.

Peter M. Carlino has been the Chairman of our Board of Directors and our CEO since our inception in February 2013. Mr. Carlino was the founder of PENN Entertainment, Inc. (Nasdaq: PENN) (“PENN”) and served as the Chief Executive Officer of PENN from 1994 through October 2013. Mr. Carlino also served as the Chairman of the Board of Directors of PENN from 1994 through May 2019 and is currently Chairman Emeritus. Since 1976, Mr. Carlino has served in an executive capacity for Carlino Capital Management Corp., a holding company that owns and operates various Carlino family businesses and is currently the Chairman of the Board and Chief Executive Officer. Mr. Carlino has been continuously active in its strategic planning and in the monitoring of its operations. Mr. Carlino also serves on the Board of Directors for both Penn State Health and Penn State Health/St. Joseph Regional Health Network. Mr. Carlino has served as the Chairman of the Board of Directors and as Chief Executive Officer of PENN, and now the Company, collectively for over thirty (30) years.

Mr. Carlino brings to our Board of Directors extensive leadership and management experience, critical knowledge of our properties and an extensive knowledge and understanding of the gaming industry, real estate assets and real estate development in general. Moreover, as one of the largest beneficial owners of our common stock, his interests are significantly aligned with our efforts to enhance long-term shareholder value.

Debra Martin Chase was appointed to our Board of Directors in April 2024. Ms. Chase, a Tony and Peabody Award-winning and Emmy-nominated television, motion picture and Broadway producer, is the first African American female producer to have a production deal at a major studio. Ms. Chase is the founder and Chief Executive Officer of Hampstead Heath Productions, Inc. (d/b/a Martin Chase Productions), a California production company, since its formation in 2000. Ms. Chase has been a member of the board of directors and currently serves as Chair on the Corporate Social Responsibility Committee and sits on the Risk and Nominating and Governance Committees of B&G Foods, Inc. (NYSE: BGS) since July 2020. Ms. Chase is also a member of the board of directors and the Audit Committee of Bridge Investment Group Holdings Inc. (NYSE: BRDG) since July 2021. Prior to forming Martin Chase Productions, Ms. Chase served as Executive Vice President of Brown House Productions, the late Whitney Houston’s production company, from 1995 to 2000, and Vice President of Mundy Lane Entertainment, Denzel Washington’s production company, from 1992 to 1995. Ms. Chase formerly served as an in-house attorney and subsequently as a participant in the executive training program at Columbia Pictures. Prior to entering the entertainment industry, Ms. Chase practiced corporate law in New York and Houston. She also serves on the board of the Second Stage Theater in Manhattan, where she chairs the board’s Artistic Committee. She previously served on the board of the New York City Ballet until 2024, where she founded and chaired its Diversity and Inclusion Committee. She is a member of the Academy of Motion Picture Arts and Sciences, where she serves on the Producers Executive Committee; the Academy of Television Arts and Sciences; and the Broadway League, where she is a member of the Tony Management Committee.

Ms. Chase brings to our Board of Directors extensive leadership, business and legal skills. She has extensive experience in advocating diversity, inclusion and philanthropic efforts throughout her professional career.

12 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Carol “Lili” Lynton Age: 63 Director Since: 2019 Other Current Public Boards: CIM RACR (Trustee)	Joseph W. Marshall, III Age: 72 Director Since: 2013 Other Current Public Boards: SIGA Technologies, Inc.

Lili Lynton has served as a member of our Board of Directors since December 2019. Ms. Lynton is the co-founder of The Dinex Group, which operates 21 Daniel Boulud branded restaurants. Prior to forming Dinex, she co-founded Telebank, an internet banking pioneer that was acquired by E*Trade in 1999. Since 1987, she has also served as Chief Investment Officer of HD American Trust, a family investment office formed in 1987 that invests actively across a broad range of asset classes. At HD American Trust, Ms. Lynton is responsible for selection of asset managers, asset allocation, liquidity and leverage parameters with direct management responsibility for the firm’s venture capital and real estate portfolio. From 1987 through 1990, Ms. Lynton was an investment analyst at financial services company, Sanford C. Bernstein, and from 1983 through 1985, she was a mergers and acquisitions analyst at Lehman Brothers. Ms. Lynton served as a Director of El Pollo Loco Holdings, Inc. (Nasdaq: LOCO), from 2016 to 2024. Ms. Lynton also serves as a Trustee, Audit Committee Chair of CIM RACR (a Securities and Exchange Commission-registered Interval Fund). She also serves on the Advisory Board of The Hamilton Project, a division of the Brookings Institution, which develops proposals for a more equitable and robust U.S. economy; as a board member of The Center on Budget Policy and Priorities (a non-profit research institute focused on federal and state budgets); as Trustee of the Guggenheim Foundation (awards 175 annual Guggenheim Fellowships); as Trustee of Vera Institute for Justice (criminal justice reform organization); and a Trustee for the Bail Project (funds and operates 27 charitable bail funds across the nation).

Joseph W. Marshall, III has served as a member of our Board of Directors since October 2013. Mr. Marshall served as Vice-Chairman of Stevens & Lee, PC and Griffin Holdings, LLC from February 2010 until December 2023 and currently serves as Of Counsel. Mr. Marshall has served on the Board of Directors of SIGA Technologies, Inc. (Nasdaq: SIGA) since 2009 and has served on a number of other boards in the past, including the Cancer Treatment Centers of America-Eastern Regional Medical Center and First Bank of Delaware. From 2001 to 2008, Mr. Marshall was the CEO of Temple University Health System, one of the largest healthcare organizations in Pennsylvania, and served as Chairman from 1999 to 2023. Mr. Marshall also served as a director of Health Partners, a provider-owned Medicaid/Medicare Health Maintenance Organization operating in Greater Philadelphia, from 2003 to 2008. Mr. Marshall also previously served on the Pennsylvania Gaming Control Board, Pennsylvania Ethics Commission and the Medicaid Commission created by the U.S. Congress and established by the Honorable Michael O. Leavitt, Secretary of the U.S. Department of Health & Human Services. In addition, Mr. Marshall has been a member of the Board of Trustees of Temple University for over thirty-two (32) years. He currently serves as Chairman of the boards of the Chestnut Hill Hospital and the Fox Chase Comprehensive Cancer Center.

Mr. Marshall brings to our Board of Directors extensive experience in law and compliance, including in-depth knowledge of gaming regulation as well as his significant experience as a director and an executive in both the private and public sectors.

Ms. Lynton brings to our Board of Directors experience and expertise in investment analysis, mergers and acquisitions and business operations as well as a diverse perspective resulting from her vast knowledge and business experience as well as her advocacy initiatives and non-profit board service.

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James B. Perry Age: 75 Director Since: 2017	Earl C. Shanks Age: 68 Director Since: 2017 Other Current Public Boards: Cognyte Software Ltd.

James B. Perry was appointed to our Board of Directors in March 2017. Mr. Perry served on the Board of Directors of Isle of Capri Casinos, Inc. (“Isle”) from 2007 to 2014 and was named Chairman of the Board of Directors and Executive Chairman of the Board of Directors in 2009 and 2011, respectively. From March 2008 to April 2011, he served as Isle’s Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

Mr. Perry brings to our Board of Directors over thirty (30) years of gaming industry experience as well as extensive executive management and leadership experience.

Earl C. Shanks was appointed to our Board of Directors in March 2017. Mr. Shanks served as Chief Financial Officer of Essendant Inc., a leading supplier of workplace essentials, from November 2015 through May 2017. Previously, Mr. Shanks served as the Chief Financial Officer at Convergys Corporation from 2003 until 2012. Prior to that, Mr. Shanks held various financial leadership roles with NCR Corporation, ultimately serving as the Chief Financial Officer, where he oversaw treasury, finance, real estate and tax. Mr. Shanks served as a director of Verint Systems Inc. (Nasdaq: VRNT) from July 2012 until January 2021. Additionally, Mr. Shanks has served as a director of Cognyte Software Ltd. (Nasdaq: CGNT) since January 2021 and Chairman since September 2023.

Mr. Shanks brings to our Board of Directors expertise and knowledge in the areas of accounting, finance, capital markets, tax, information technology and cybersecurity through his various executive management leadership roles as well as his significant public company service as a director.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

E. Scott Urdang Age: 75 Director Since: 2013

E. Scott Urdang has served as a member of our Board of Directors since October 2013. Mr. Urdang, who retired in 2012, was the founder, Chief Executive Officer and Chairman of Urdang Capital Management (now CenterSquare Investment Management, Inc.). CenterSquare Investment Management, Inc. is an investment management company that manages and participates in public, private, global, and US-only real estate investment strategies. Mr. Urdang founded the company in 1987 and, at the time of his retirement, it had in excess of $5 billion under management. From 1984 to 1987, Mr. Urdang was a Partner at Laventhol and Horwath, a national consulting and accounting firm, where he served as regional partner in charge of real estate consulting with national responsibility for its pension consulting practice. Mr. Urdang also served as Vice-President of Finance of a large regional development company that was involved in residential subdivisions, office buildings, apartments and shopping centers. Mr. Urdang has twenty (20) years of experience teaching both undergraduate and graduate courses in economics, corporate finance, real estate finance, and investment analysis at the Wharton School of the University of Pennsylvania.

Mr. Urdang brings to our Board of Directors extensive leadership experience in strategic planning, economics and finance as well as his comprehensive knowledge and proven record of success in the real estate industry as an investor, developer, entrepreneur and professor.

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominated directors.

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BOARD COMPOSITION

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of eight (8) members but, following the retirement of Mr. Schwartz, will be reduced to seven (7) members effective June 12, 2025. Our bylaws provide that our Board of Directors will consist of a number of directors to be fixed exclusively by resolution of the Board of Directors.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies resulting from death, resignation or removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present. A director may be removed by the Board of Directors only for cause or by the shareholders only for cause and only by the vote of 75% of the votes cast by the holders of shares entitled to vote at a shareholder meeting.

DIRECTOR INDEPENDENCE

Our Board of Directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC (“Nasdaq”) and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board of Directors determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Nominating and Corporate Governance Committee has determined that each of our directors, other than Mr. Carlino, is independent as defined under the corporate governance rules of Nasdaq and, with respect to the committees on which they serve, the applicable rules and regulations of the SEC and Nasdaq. None of our directors participated in any transactions, arrangements or relationships that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404, and our Board did not consider any other transactions, arrangements or relationships.

BOARD LEADERSHIP STRUCTURE AND ITS ROLE IN RISK OVERSIGHT

Our Board of Directors has no policy with respect to the separation of the offices of CEO and Chairman of the Board of Directors (the “Chairman”). It is the Board’s view that rather than having a rigid policy, it, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our CEO also serves as the Chairman. Our Board believes this is appropriate because of the Chairman’s role in leading the Company and his long-standing track record of generating significant shareholder return for the companies for which he has served. Moreover, our Board believes that the Chairman’s substantial beneficial ownership of the Company’s equity has strongly aligned his interests with the interests of shareholders. Because we have selected to have Mr. Carlino serve in both the roles of Chairman and CEO, we have appointed Mr. Marshall to serve as Lead Independent Director. As Lead Independent Director, Mr. Marshall’s responsibilities include:

●	consulting with the Chairman, as appropriate, regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting

●	scheduling, setting the agenda for and serving as chair of meetings of independent directors

●	serving as principal liaison between the independent directors and the Chairman and between the independent directors and the management team

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

●	becoming the acting Chairman until a new Chairman is selected, in the event of the death, incapacity, resignation or removal of the Chairman

●	ensuring availability for consultation and direct communications on behalf of the independent directors with major shareholders, as appropriate

Our Board of Directors plays an active role in the oversight of risks impacting our Company, and the management team is charged with managing such risks. Our Board of Directors works closely with the management team to ensure that integrity, security and accountability are integrated into our operations. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit and Compliance Committee oversees the management of financial risks and is tasked with focusing on, analyzing, and assessing steps taken by the management team to mitigate risks related to cybersecurity and, for that purpose, receiving reports from the management team regarding cybersecurity risks and countermeasures being undertaken or considered by the Company to prevent cyber incidents, detect unusual activity, and respond appropriately should an incident occur. The Nominating and Corporate Governance Committee is responsible for overseeing the risks associated with the Company’s policies relating to sustainability and corporate responsibility as well as the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors is regularly informed regarding such risks through committee reports and otherwise.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established the following committees: the Audit and Compliance Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The composition of each Board committee satisfies the independence requirements and current standards of the SEC and the rules of Nasdaq (as applicable). The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

2024 Committee Membership

Name	Audit and Compliance	Compensation	Nominating and Corporate Governance

Peter M. Carlino

Debra Martin Chase			●

Carol “Lili” Lynton	Chair	●

Joseph W. Marshall, III		●

James B. Perry		Chair	●

Barry F. Schwartz			Chair

Earl C. Shanks	●

E. Scott Urdang	●

Number of Committee Meetings Held in 2024	6	5	3

During 2024, the Board held 8 meetings. Each director attended 75% or more of the aggregate of all meetings held by our Board and the Board committees on which he or she served in 2024 and each director also attended last year’s Annual Meeting of Shareholders. Our Board of Directors generally expects its members to attend the Annual Meeting of Shareholders and we believe that all of our directors will attend this year’s Annual Meeting.

Audit and Compliance Committee

The duties and responsibilities of the Audit and Compliance Committee are set forth in its charter and include, among other things, the following:

●	to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes

●	to prepare the Audit and Compliance Committee report required by the SEC to be included in our annual proxy statement

●	to review and discuss with the management team and the independent registered public accounting firm our annual and quarterly financial statements

●	to review and discuss with the management team and the independent registered public accounting firm our earnings press releases prior to disclosure

●

to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm

●	to review the qualifications, performance and independence of our independent registered public accounting firm

●

to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters

●	to discuss with the internal auditors any major issues as to the adequacy of the Company’s internal controls

●	to review and approve related person transactions that would be required to be disclosed in our SEC reports

●	to review the Company’s policies and guidelines to assess and manage risk, including cybersecurity risk, and to assess steps taken by the management team to mitigate exposure to risk

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●	to review the Company’s Code of Business Conduct on an annual basis

●	to oversee the Company’s compliance program

●	to conduct an annual self-assessment with oversight by the Nominating and Corporate Governance Committee

Our current Audit and Compliance Committee is comprised of Carol “Lili” Lynton (Chair), Earl C. Shanks, and E. Scott Urdang. Our Board of Directors has determined that each member meets the heightened independence standards for service on the Audit and Compliance Committee and satisfies the financial literacy and other requirements for “audit committee” members under applicable Nasdaq rules and that each of Ms. Lynton, Mr. Shanks, and Mr. Urdang is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). The Audit and Compliance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Audit and Compliance Committee may deem appropriate in its sole discretion. The Audit and Compliance Committee Charter is available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth in its charter and include, among other things, the following:

●	to evaluate the performance and determine the compensation of our CEO and other executive officers of the Company

●	to establish, review and evaluate, and amend, as necessary, employee compensation programs and policies and procedures for executive officers and employees generally

●	to review and approve any employment contracts, severance agreements or similar arrangements between the Company and any executive officer of the Company

●	to review and discuss with the management team the relationship between the Company’s policies and practices for compensating employees, risk-taking incentives and risk management

●	to review, monitor, and make recommendations concerning incentive compensation plans

●	to oversee shareholder engagement with respect to executive compensation matters

●	to recommend the compensation of directors

●	to review and approve revisions and oversee compliance with the Company’s Policy Regarding the Mandatory Recovery of Compensation

●	to conduct an annual self-assessment and present the results to the Board with oversight by the Nominating and Corporate Governance Committee

Our current Compensation Committee is comprised of James B. Perry (Chair), Carol “Lili” Lynton, and Joseph W. Marshall, III. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee Charter is available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include, among other things, the following:

●

to review the structure, composition, eligibility and size of the Board of Directors and its committees, including the suitability of candidates and current directors, and make recommendations to the Board of Directors based on its review and analysis

●

to identify and recommend to our Board of Directors potential candidates, including any candidates recommended by our shareholders, for election to the Board of Directors by the shareholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between shareholder meetings

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●

to determine whether a candidate recommended for membership on the Company’s Audit and Compliance Committee is financially literate and is able to read and understand fundamental financial statements and meets the standards of “an audit committee financial expert” as defined by Nasdaq and the Securities Act

●

to oversee and review the Company’s strategies, activities, policies and communications regarding sustainability, corporate responsibility, human capital management, talent recruitment, development, retention and employee engagement and corporate culture and make recommendations to the Board regarding material guidelines, documents or policies, or any changes related thereto

●	to oversee shareholder engagement with respect to matters relating to environmental sustainability, corporate responsibility and governance

●	to review and assess succession planning

●	to conduct an annual self-assessment and oversee the annual Board and committee self-assessment process and evaluation

●	to recommend members for each committee of the Board of Directors

●

to engage third parties, if and when the Committee deems appropriate, to identify potential director nominee candidates, which shall include instructing such parties of the criteria to be considered to ensure the Committee’s commitment to maintaining an appropriate balance of tenure, diversity, skills and experience on the Company’s Board

●	to oversee the Company’s corporate governance policies

●	to evaluate and make recommendations to the Board regarding shareholder proposals

Our current Nominating and Corporate Governance Committee is comprised of Barry F. Schwartz (Chair), Debra Martin Chase, and James B. Perry. Effective June 12, 2025, Mr. Schwartz will be retiring and a new chair will be selected by our Board. The Nominating and Corporate Governance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Nominating and Corporate Governance Committee may deem appropriate in its sole discretion. The Nominating and Corporate Governance Committee Charter is available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was formerly an officer or employee of the Company or has or had any relationships requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related party transactions. None of our executive officers currently serve, or in 2024 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

DIRECTOR COMPENSATION

Our non-employee directors receive both cash and equity compensation for service on our Board of Directors. The compensation of our non-employee directors is reviewed annually by the Compensation Committee with the assistance of the Compensation Committee’s independent compensation consultant, Ferguson Partners Consulting, L.P. Our Board’s compensation program for non-employee directors is designed to meet the following objectives:

●	to provide fair compensation to directors commensurate with the time commitments, responsibilities and strict gaming licensing requirements that must be maintained for service on our Board,

●	to attract and retain experienced, highly-qualified individuals to serve on our Board, and

●	to provide a compensation program that aligns the interests of directors with shareholders by providing a significant portion of annual compensation in the form of equity.

Annual Review Process

The Compensation Committee assesses the non-employee director compensation program on an annual basis. With the assistance of the independent compensation consultant, the Compensation Committee recommends to our Board the form and amount of compensation to be paid for service as a non-employee director on our Board and its committees.

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2024 Director Compensation

The Company paid director compensation in 2024 to each non-employee director as shown in the table below.

Schedule of Non-Employee Director Compensation for 2024

Annual Cash Retainer	$130,000

Annual Restricted Stock Award	Restricted Stock valued at $200,000

Committee Chair Retainer	$35,000 for the Audit and Compliance Committee

$25,000 for the Compensation Committee

$22,500 for the Nominating and Corporate Governance Committee

$25,000 for the Lead Independent Director

Committee Member Retainer	$20,000 for the Audit and Compliance Committee

$15,000 for the Compensation Committee

$15,000 for the Nominating and Corporate Governance Committee

The following table sets forth information on the compensation of all our non-employee directors for 2024:

	2024 Compensation(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards (#)(3)	Stock Awards ($)(3)	Total Compensation ($)

Joseph W. Marshall, III	—	7,498	370,026	370,026

E. Scott Urdang	155,000	4,053	200,016	355,016

Earl C. Shanks	150,000	4,053	200,016	350,016

James B. Perry	170,000	4,053	200,016	370,016

Barry F. Schwartz(4)	152,500	4,053	200,016	352,516

Carol “Lili” Lynton	180,000	4,053	200,016	380,016

Debra Martin Chase(5)	100,292	3,233	138,372	238,664

(1)	There were no unvested stock awards outstanding as of December 31, 2024.

(2)

Cash fees include annual board retainer and, where applicable, committee retainers. Mr. Marshall elected to receive his annual cash retainer, committee fees, and lead independent director fee in the aggregate amount of $170,000, in the form of restricted stock in 2024.

(3)

The amounts listed are calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”) based on the closing price on the day prior to grant date and vest on December 1st of the year of the grant.

(4)	Mr. Schwartz notified the Company that he would retire from the Board of Directors effective June 12, 2025.

(5)	Ms. Chase was appointed to the Board of Directors on April 22, 2024. Fees and stock awards referenced above were prorated for service provided during 2024.

Director Stock Ownership Guidelines

Our Board of Directors believes that it is important for non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of our shareholders. Accordingly, the Board has established stock ownership guidelines for our non-employee directors. Each non-employee director is expected to acquire, and continue to hold during the term of his or her service on the Board, equity with a value equal to five times the annual cash retainer. The deadline to satisfy these guidelines is the fifth anniversary of the applicable non-employee director’s appointment or election. As of December 31, 2024, all of our directors, with the exception of Ms. Chase, were in compliance with the ownership guidelines set forth above. Ms. Chase has until April 22, 2029 to achieve compliance.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors believes it is important for shareholders and others to have a process to send communications to the Board. Shareholders who wish to communicate with directors should do so by writing to Gaming and Leisure Properties, Inc., 845 Berkshire

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Blvd., Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit and Compliance Committee.

DIRECTOR NOMINATION PROCESS

Minimum Qualifications of Directors

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending eligible candidates for membership on our Board of Directors, including director nominees suggested by, among others, other Board members, the management team and shareholders. The Nominating and Corporate Governance Committee is also responsible for examining the composition of the Board of Directors to ensure that the current and anticipated future needs of the Board and the Company are being met. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates.

The Nominating and Corporate Governance Committee seeks to identify, as candidates for director, persons with gaming and/or real estate industry knowledge, senior management experience, diverse demographics (including gender, race, ethnicity and age), analytical ability, diversity of experiences and viewpoints, business acumen, strength of character, integrity, and mature judgment. The Nominating and Corporate Governance Committee’s focus on diversity is evidenced by its commitment to include qualified candidates who identify as women and minorities in board candidate searches, including any searches conducted by third-party consultants. The Nominating and Corporate Governance Committee will also consider the following (among other considerations set forth in the Company’s Corporate Governance Guidelines):

●	a candidate’s background and skills, including financial literacy, independence, and the contribution he or she would make in connection with developing and furthering the Company’s business strategy

●	a candidate’s ability to meet the suitability requirements of all applicable regulatory authorities

●	a candidate’s ability to represent the interests of the shareholders

●	a candidate’s ability to work constructively with the Company’s management team and other directors

●	a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties

●

changes to a candidate’s affiliations that could create potential conflicts of interest or result in the candidate not being able to serve in a manner that is consistent with the Company’s policies and/or values

The Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines are made available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Holistic Approach to Board Composition

The Board of Directors is focused on ensuring that it is composed of individuals with an appropriate balance of diverse backgrounds, experiences, skill sets, perspectives, demographics (including gender, race, ethnicity and age), tenure, analytical ability and viewpoints. The Board confirms that the Company’s policy of non-discrimination applies in the selection of its directors. The Board believes that Board diversity is critical to thoroughly assess risk, anticipate challenges and scrutinize the complex and dynamic issues that impact the Company and its industry, its shareholders, stakeholders and the broader society. The current Nominating and Corporate Governance Committee Charter outlines the characteristics and qualifications sought by the Nominating and Corporate Governance Committee when considering potential director candidates, and includes, among other things, its commitment to diversity (including, gender, race, ethnicity and age).

The Nominating and Corporate Governance Committee’s view on the topic of diversity is multifaceted and aligned with our Board of Directors. Creating a board of diverse, but also complementary, individuals requires the Nominating and Corporate Governance Committee to balance each factor through a holistic approach. Such an approach enables the Nominating and Corporate Governance Committee to identify and recommend, for the selection by a majority of the Board, the best director candidates.

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Shareholder Nominations of Directors and Other Business

Shareholders who (a) are not “Unsuitable Persons,” as that term is defined in our charter, (b) have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation and (c) are entitled to vote at the Annual Meeting, may submit director nominations and proposals for other business for consideration by the Board of Directors and the Nominating and Corporate Governance Committee, as applicable, to be raised from the “floor” at our Annual Meeting, provided that such recommendations comply with the notice requirements under the Company’s Second Amended and Restated Bylaws and are timely received by the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days and not more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

The Company’s Second Amended and Restated Bylaws were amended in December 2023 to reflect certain procedural requirements related to proxy access and the SEC’s recently adopted “universal proxy” rules, as well as certain technical, conforming and clarifying changes in connection therewith, which are reflected below. The requirements set forth in this section do not relate to shareholder proposals intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Advance Notice Provisions and Universal Proxy Rules

With respect to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, all notices must include the following information as further outlined in our Second Amended and Restated Bylaws and must comply with all applicable requirements under Rule 14a-19 under the Exchange Act:

●	the name and address of such shareholder, as they appear on the Company’s records, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any

●

a statement or SEC filing from the record holder of the shares, derivative instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, derivative instruments or other interests have been held by such beneficial owner and any other information and representations relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or any successor provision) and the rules and regulations promulgated thereunder, including, but not limited to, voting arrangements, rights to dividends or performance related fees associated with any securities held, material legal proceedings involving the Company, its directors, officers or affiliates, and any material interest in any material contract or agreement with the Company, its affiliates or any principal competitors

●	a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting

●

a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, derivative instruments or other interests through the date of the Company’s next annual meeting of shareholders

●

a (a) completed and signed directors’ and officers’ questionnaire, (b) multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by such shareholder and beneficial owner, and (c) such additional information, certificates, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such shareholder or beneficial owner is an Unsuitable Person (as set forth in the Company’s charter), and

●

a representation as to whether the shareholder, proposed nominee or any Shareholder Associated Person intends to engage in a solicitation in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (and if so, (a) including a statement that any such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Board’s nominees), and, if so, (b) confirming the names of the participants (as defined in Item 4 of Schedule 14A under the Exchange Act) in the solicitation. The term “Shareholder Associated Person” means any person acting in concert with such shareholder or another Shareholder Associated Person or who is otherwise a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in the solicitation.

Any notice pertaining to a shareholder recommendation for nomination for election or re-election as a director, must also include the following information:

●

all information and representations relating to the recommended nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or

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is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

●

a description in reasonable detail of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

●

a description in reasonable detail of all other material relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, including any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination;

●

a description in reasonable detail of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions (if applicable) and any other persons with special interests regarding the Company;

●

a (a) completed and signed directors’ and officers’ questionnaire, (b) multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by the recommended nominee, and (c) such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such nominee is an Unsuitable Person;

●

the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (a) is not and will not become a party to a voting commitment that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any compensation arrangement with any person or entity in connection with service or action as a director that has not been disclosed, (c) in such person’s individual capacity, and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company, (d) currently intends to serve as a director for the full term for which he or she is standing for election and will notify the Company simultaneously with the notification to the shareholder of his or her actual or potential unwillingness or inability to serve as a director, and (e) does not need any permission or consent from any third party to serve as a director of the Company, if elected, that has not been obtained, including any employer or any other board or governing body on which he or she serves, attaching copies of any and all requisite permissions or consents; and

●

a certificate executed by the shareholder certifying that such shareholder will (a) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such shareholder’s solicitation of proxies in support of any proposed nominee, (b) notify the Company as promptly as practicable of any determination by the shareholder to no longer solicit proxies for the election of any proposed nominee as a director at the meeting, and (c) furnish such other or additional information as the Company may request for the purpose of determining whether the requirements set forth in Section 7.04 of the Second Amended and Restated Bylaws have been complied with and of the evaluation of any nomination or other business described in the shareholder’s notice.

Any notice as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before an annual meeting of shareholders, must also set forth (a) a brief description of the business desired to be brought before such meeting, the reasons for conducting such business at the annual meeting of shareholders and any material interest of such shareholder and beneficial owner, if any, in such business, (b) a description in reasonable detail of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder, and (c) the text of the proposal or business (including the text of any resolutions proposed for consideration).

A shareholder proposing a proposed nominee shall have no right to (a) nominate a number of proposed nominees that exceed the number of directors to be elected at the meeting or (b) substitute or replace any proposed nominee unless such substitute or replacement is nominated in accordance with the advance notice provisions described above and as more fully set forth in the Second Amended and Restated Bylaws (including the timely provision of all information and representations with respect to such substitute or replacement proposed nominee in accordance with the deadlines set forth in such advance notice provisions). If the Company provides notice to a shareholder that the number of proposed nominees proposed by such shareholder exceeds the

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number of directors to be elected at a meeting, the shareholder must provide written notice to the Company within five (5) business days stating the names of the proposed nominees that have been withdrawn so that the number of proposed nominees proposed by such shareholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with the advance notice provisions becomes unwilling or unable to serve on the Board, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual.

A shareholder shall also comply with all applicable requirements of state and federal law, including, without limitation, the requirements of Rule 14a-19 under the Exchange Act, with respect to the matters set forth in the advance notice provisions. Without limiting the generality of the foregoing, and in addition to the other requirements in the Second Amended and Restated Bylaws, unless otherwise required by law, if any shareholder, proposed nominee or shareholder associated person provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information and certification required by Rule 14a-19 under the Exchange Act or any other rules and regulations thereunder and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies or votes solicited for the proposed nominees. Upon request by the Company, if a shareholder or shareholder associated person provides notice pursuant to Rule 14a-19(b), under the Exchange Act, such shareholder or shareholder associated person shall deliver to the Company, no later than five (5) business days prior to the applicable meeting of shareholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Proxy Access

The Company’s Second Amended and Restated Bylaws also permit a shareholder (or a group of up to twenty (20) shareholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate director candidates constituting up to the greater of, subject to certain exceptions set forth in the Second Amended and Restated Bylaws, two or 20% of the number of directors in office as of the last day on which a notice may be delivered, for inclusion in the Company’s proxy materials for election at any annual meeting of the shareholders, provided that such nominations comply with the notice requirements under the Company’s Second Amended and Restated Bylaws and are timely received by the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 and not more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

The Company shall include in its proxy statement for the annual meeting (a) the name of the proxy access shareholder nominee, (b) the information concerning the proxy access shareholder nominee and the eligible shareholder that is required to be disclosed pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and (c) if the eligible shareholder so elects, a written statement of the eligible shareholder or group, not to exceed 500 words, in support of each proxy access shareholder nominee, which must be provided at the same time as the proxy access nomination notice; provided, that the Company may omit from its proxy materials any information or supporting statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, proxy access provisions in the Second Amended and Restated Bylaws do not limit the Company’s ability to solicit against and include in its proxy statement its own statements relating to any proxy access shareholder nominee.

With respect to the eligible shareholder giving the notice, all notices must include the following information as further outlined in the Company’s Second Amended and Restated Bylaws:

●

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the notice is delivered to or received by the Company, the eligible shareholder owns, and has owned continuously for the preceding three years, the required shares, and the eligible shareholder’s agreement to provide: (a) within five (5) days after the record date for the meeting, written statements from the record holder and intermediaries verifying the eligible shareholder’s continuous ownership of the required shares through the record date, and (b) immediate notice if the eligible shareholder ceases to own any of the required shares prior to the date of the applicable annual meeting of shareholders

●

the eligible shareholder’s representation and agreement that the eligible shareholder (including each member of any group of shareholders that together is an eligible shareholder) intends to continue to satisfy the eligibility requirements through the date of the annual meeting

●

the written consent of each proxy access shareholder nominee to be named in the Company’s proxy statement as a nominee and serve as a director if elected, together with the information and representations that would be required to be set forth in, or accompanied with, a shareholder’s notice of a nomination pursuant to the advance notice provisions, and any additional information that may be requested by the Board pursuant to the advance notice provisions as is necessary for the Board to

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determine if (a) the proxy access shareholder nominee is an independent director and (b) the proxy access shareholder nominee is eligible to be found suitable or licensed or otherwise qualified by the applicable gaming and regulatory authorities for the jurisdictions in which the Company operates

●	a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as such rule may be amended

●

a representation that the eligible shareholder, including each member of any group of shareholders that together is an eligible shareholder, (a) acquired the required shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent, (b) has not nominated and will not nominate for election to the Board at the annual meeting of shareholders any person other than the proxy access shareholder nominee(s) being nominated, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its proxy access shareholder nominee or a nominee of the Board, (d) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Company, and (e) in the case of a nomination by a group of shareholders that together is an eligible shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination, and

●

an undertaking that the eligible shareholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the eligible shareholder’s communications with the shareholders of the Company or out of the information that the eligible shareholder provided to the Company, (b) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the eligible shareholder in connection with its efforts to elect the proxy access shareholder nominee, (c) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (d) provide to the Company prior to the annual meeting such additional information as deemed necessary by the Company to comply with the foregoing.

The Company shall not be required to include any proxy access shareholder nominees in its proxy materials for any meeting of shareholders (a) for which the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the board of directors pursuant to the advance notice provisions and such shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Company’s proxy materials pursuant to the proxy access notice provisions, (b) if the eligible shareholder who has nominated such proxy access shareholder nominee (or any member of any group of shareholders that together is such eligible shareholder) has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its proxy access shareholder nominee(s) or a nominee of the board of directors, (c) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of shareholders other than a nominee of the Board, (d) who is not an independent director, as determined by the Board, (e) whose election as a member of the Board would cause the Company to be in violation of the Second Amended and Restated Bylaws, the Amended and Restated Articles of Incorporation, the listing standards of the principal exchange upon which the Company’s capital stock is traded, or any applicable law, rule or regulation, (f) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (g) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (h) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (i) who is an Unsuitable Person or is otherwise barred or suspended by the applicable gaming and regulatory authorities for the jurisdictions in which the Company operates, (j) if such proxy access shareholder nominee or the applicable eligible shareholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors, or (k) if the eligible shareholder or applicable proxy access shareholder nominee otherwise contravenes any of the agreements or representations made by such eligible shareholder or proxy access shareholder nominee or fails to comply with its obligations pursuant to the proxy access provisions.

The Board or the person presiding at the annual meeting of shareholders shall declare a nomination by an eligible shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (a) the information provided pursuant to the proxy access provisions to the Company by such individual or by the eligible shareholder (or any member of any group of shareholders that together is such eligible shareholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in

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light of the circumstances under which they were made, not misleading, (b) such individual, or the eligible shareholder (or any member of any group of shareholders that together is such eligible shareholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings and/or obligations pursuant to the Second Amended and Restated Bylaws, or (c) the eligible shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to the proxy access provisions.

The eligible shareholder (including any person who owns shares of capital stock of the Company that constitute part of the eligible shareholder’s ownership) shall file with the SEC any solicitation or other communication with the Company’s shareholders relating to the meeting at which the proxy access shareholder nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee is responsible for the Company’s executive compensation program. For purposes of the following Compensation Discussion and Analysis (“CD&A”), the terms “Committee” or “we” or “our” refer to the Compensation Committee of the Board.

The following CD&A describes our compensation philosophy, objectives and policies and how these are reflected in the compensation program for our NEOs. Our NEOs for 2024 were:

Name	Title

Peter M. Carlino	Chairman and Chief Executive Officer

Brandon J. Moore	President, Chief Operating Officer and Secretary

Desiree A. Burke	Chief Financial Officer and Treasurer

Matthew J. Demchyk	Senior Vice President and Chief Investment Officer

Steven L. Ladany	Senior Vice President and Chief Development Officer

Executive Compensation Reference Guide

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Executive Summary

GLPI is the most geographically diversified owner of gaming assets in the country, focused on acquiring, owning, developing, and leasing real property assets to gaming operators under long-term net lease arrangements. The unique nature of the Company’s business model requires our management team to have a specialized skill set with knowledge and expertise in both the gaming and real estate industries. As the gaming landscape becomes more crowded with construction of new gaming facilities, expansion of existing gaming facilities and the introduction of new forms of legalized gaming, such as sports betting and internet-based gaming, understanding the potential impact of competition and increased supply is crucial to the continued viability of the Company’s long-term leases. The Committee is committed to designing and maintaining an executive compensation program that attracts and retains top executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that the overall construct of the compensation program reflects the Company’s operation as a publicly traded triple-net REIT.

Our diversified geographic footprint spans 20 states in the United States, with a portfolio that has grown from 21 properties as of December 31, 2013, to 68 properties as of December 31, 2024, including over $12 billion transactions since our inception in 2013.

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2024 Performance Highlights

A difficult macroeconomic environment pervaded 2024 with uncertainty surrounding inflation and interest rates, a contentious political environment, and continued global conflicts. Notwithstanding those headwinds, the Company had another active and productive year marked by strong operating results, accretive transactions and increased dividends as we continue to leverage our deep knowledge of the gaming sector and successful development history to drive long-term growth, while actively managing our tenant relationships, financing activities, and capital structure. The successful execution of our strategy and business plan continues to deliver consistent, long-term value creation for our shareholders.

Strong Financial Results

Strong Long-Term Shareholder Value Creation

+19.12%	$0.76
Three-Year TSR (73rd percentile of the net-lease peer group)	Quarterly dividend as of Q4 2024 (+26.7% since Q4 2020)

	Significant 2024 Achievements	Consistent with

✓	Entered into binding term sheet with Bally’s Corporation providing for a multi-transaction deal centered on funding $1.19 billion for land and building of Bally’s Chicago project	Our goal to leverage our gaming and development expertise to drive accretive growth

✓	Completed the acquisition of the real property assets of Bally’s Shreveport and Bally’s Kansas City	Our commitment to drive accretive growth through acquisitions

✓	Completed the acquisition of the real property assets of Tioga Downs Casino Resort from American Racing & Entertainment, LLC	Our commitment to drive accretive growth through acquisitions

✓	Completed the acquisition of the real estate assets of Baldini’s Casino, Deadwood Mountain Grand and Silverado Franklin Hotel & Gaming Complex from Strategic Gaming Management	Our commitment to drive accretive growth through acquisitions

✓	Funded the demolition of the Tropicana Las Vegas Hotel and Casino to clear the path for the development of Major League Baseball’s Athletics’ new stadium and Bally’s new integrated casino resort	Our business plan to monetize the Tropicana Las Vegas assets acquired from PENN Entertainment, Inc. during the COVID-19 pandemic

✓	Entered into a $110 million delayed draw credit facility and potential long-term lease with the Ione Band of Miwok Indians for construction of a greenfield facility near Sacramento, California	Our business plan to create a funding structure to be utilized on land held in trust by the United States for federally recognized Indian tribes

✓	Entered into agreements with Queen Casino & Entertainment to fund landside developments in Baton Rouge, Louisiana and Marquette, Iowa	Our goal to leverage our gaming and development expertise to drive accretive growth

✓	Expanded local and national community outreach and charitable giving initiatives and partnerships	Our commitment to corporate responsibility

✓	Issued $1.2 billion in senior unsecured notes, including $800 million maturing in September 2034 and $400 million maturing in September 2054	Our commitment to maintain a strong balance sheet and extend our debt maturities

✓	Entered into forward sale agreements to sell 8,170,387 shares of common stock through our at-the-market trading program for net proceeds of $409.3 million	Our commitment to maintain a strong balance sheet and ensure liquidity for future funding commitments

✓	Amended credit facility to increase revolver capacity to $2.09 billion and extend the maturity to December 2028	Our commitment to maintain a strong balance sheet and ensure liquidity for future funding commitments

✓	Net leverage below 5.0x on December 31, 2024	Our commitment to maintain a strong balance sheet

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Executive Compensation Core Elements

The core elements of our overall 2024 executive compensation program are outlined below, with details discussed more fully throughout CD&A:

●	Ensured a compensation structure focused on achieving Company goals, including the following 2024 highlights:

—	90% of cash bonus tied to pre-established performance goals
—	67% of equity awards require the achievement of long-term TSR hurdles over a three-year performance period

●	Rigorous performance goals for both our annual performance cash bonus program and performance-based equity awards:

—	Maximum payout under the cash bonus program requires out-performance across multiple metrics
—	Maximum payout for the performance-based equity awards requires top quartile relative TSR performance over a three-year period
—	Performance-based equity award payout capped at target if absolute TSR is negative over the performance period

●	Over 60% of the pay opportunity of our NEOs is variable, performance-based compensation contingent upon the achievement of predetermined performance criteria designed to drive shareholder value

●	The “at risk” compensation represents a significant portion of management’s total compensation opportunity

(1)	Service-Based Equity Award(s) Compensation includes the value of the long-term fixed equity awards subject to continued employment.

(2)	Performance-Based Equity Awards/“At-Risk” Compensation includes the target annual performance cash awards and the target value of the long-term performance-based equity awards.

●

In lieu of employment agreements, we adopted the Executive Change in Control and Severance Plan in 2019 to provide members of the Company’s management team with compensation and benefits in the event of certain termination events.

In addition, we are committed to strong corporate governance as evidenced by the following:

●	Stock ownership guidelines for our executive officers and non-employee directors
●	Anti-hedging policy that prohibits trading in puts, calls, options or other derivative instruments derived from the value of the Company’s stock
●	Double trigger vesting acceleration of incentive equity awards upon a change of control
●	No agreements or arrangements containing tax gross-ups or other similar tax indemnification provisions
●	Enhanced commitment to corporate responsibility initiatives through formalized oversight by the Nominating and Corporate Governance Committee
●

Engaged with our shareholders to discuss our compensation program, which has resulted in numerous changes over the past several years. In addition, during 2024, the Company’s outreach efforts included more than 300 contacts with investors. See Shareholder Outreach below for more information.

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Compensation Philosophy and Objectives

We adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:

The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business in an increasingly competitive operating environment. To this end, the Company provides a compensation and benefits program designed to retain talented executives and continue in their efforts to improve shareholder value, while carefully considering the impact of the Company’s actions on all stakeholders. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by our executives will be commensurate with the performance of the Company and their own individual contributions.

In order to achieve our stated compensation philosophy, our compensation program is guided by the following objectives:

●

offer a competitive and balanced compensation program to compensate executives for the unique experience required in their roles, taking into consideration the total compensation opportunity offered by our peer companies

●	utilize a mix of fixed and performance-based compensation designed to closely align the interests of the management team with those of the Company’s shareholders

●	utilize rigorous performance-based metrics aligned with key strategic objectives that support long-term shareholder value

GLPI’s Annual Executive Compensation Review and Approval Process

In developing our 2024 and 2025 executive compensation program, we considered multiple perspectives and reference points to guide the design process and individual pay decisions. The Committee regularly reviews input and data received from its independent compensation consultant, our shareholders, individual performance assessments, and external factors impacting the REIT and casino industries to make informed compensation decisions for our NEOs.

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Shareholder Outreach

Our Board and the management team recognize the importance of ongoing engagement with our shareholders to enable us to understand and respond to shareholder concerns. The composition of the Company’s shareholder base has changed dramatically since its spin-off from PENN in 2013 from predominately gaming investors to largely REIT and index-oriented institutional investors. In response to our evolving shareholder base and feedback received, the Company has made meaningful changes to its corporate governance structure, compensation programs and corporate responsibility initiatives.

Throughout the year, members of the management team engaged in routine and off-cycle investor outreach with the corporate governance teams of our top 20 shareholders as well as significant shareholders that either withheld votes or voted against the recommendations of the Board. The Board believes that it is important to understand the reasons why shareholders choose not to support certain of the Board’s recommendations and to discuss the Company’s governance structure and initiatives shareholders would like the Board to consider in the upcoming year.

Through these outreach efforts, the Board and the management team gained a valuable understanding of the perspectives and concerns of each investor. The Board and the management team carefully consider shareholder feedback, as well as the results from our most recent shareholder advisory vote on executive compensation, when reviewing our corporate governance and executive compensation programs.

At the Company’s 2024 Annual Meeting of Shareholders, the majority of our shareholders (95% of shares voted) supported our shareholder advisory vote on executive compensation.

Consistent Support for our Say-on-Pay Proposal

Role of the Compensation Committee

The Committee annually reviews and approves the executive compensation packages for our CEO and each of the other executive officers as well as confirms and approves performance-based awards earned for the most recently completed three-year performance period. In establishing compensation packages, the Committee considers numerous factors and data, including:

●	the experience necessary to identify and solve the significant tax, accounting, legal and regulatory complexities inherent in the types of transactions pursued by the Company

●	current best practices and market trends related to compensation structure

●	the compensation packages, structure and performance goals of our REIT peers, supplemented with gaming companies with whom we compete for talent and assets

●	the dividend payout for the previous fiscal year and projected dividends for the current year

●	the ability to negotiate definitive acquisition agreements for properties that will be accretive to the Company

●	the Company’s performance relative to its REIT peers

●	the ability to satisfy state gaming licensing requirements

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●	the individual performance of the executives and their total compensation relative to executive peers

●	a breakdown of the various components of each executive officer’s compensation package

●	perquisites and other benefits, if any, offered to each executive

●	the performance of previous performance-based equity incentive awards

The Committee reviews this information with its independent compensation consultant and certain executives to revise or confirm the compensation packages for each executive officer. One of our goals is to ensure that base salaries and total compensation packages are appropriate to attract and retain executives with the gaming and real estate experience necessary to create long-term shareholder value and protect the interests of our stakeholders. We will also alter performance measures and/or the mix of cash and long-term equity incentive awards as necessary to ensure that management incentives continue to be aligned with shareholders.

Role of Management

The Company’s CEO works closely with the Committee to analyze relevant peer data and to determine the appropriate base salary, cash bonus and incentive award levels for each member of the management team. While the Committee values the judgment and input from the CEO and considers his recommendations, the Committee ultimately retains sole discretion to approve the compensation packages for each member of the management team.

Additionally, the management team also provides the necessary financial, operational and strategic information to determine appropriate metrics and goals that will best measure performance and results to assess actual achievement versus pre-established goals.

Role of Compensation Consultant

We retained Ferguson Partners Consulting L.P. (“FPC”) to advise us on compensation-related matters in 2024. We selected FPC because of its experience in assisting other REITs in determining the optimal type and balance of cash and incentive award components in a manner intended to align the interests of the management team and shareholders while being competitive. FPC coordinated with the Committee to develop a peer group for use in structuring the Company’s executive compensation program. We review the peer group with FPC annually to ensure that it provides an accurate representation of the Company’s structure and operations. A description of the process and rationale utilized for selecting our 2024 executive compensation peer group is described below.

FPC reviewed the current compensation of each executive officer on several levels, including consideration of (a) cash versus equity-based incentive awards, (b) fixed versus variable compensation, (c) service-based vesting versus performance-based vesting, and (d) short-term awards versus long-term incentive awards. In addition, FPC provided the Committee with information regarding the compensation levels of executive officers in our selected peer group, as well as current compensation “best practices” and trends in the REIT and gaming industries. Based on all of the available information and discussions with the CEO, FPC provided the Committee with its recommendation as to the appropriate compensation of each executive officer or confirmed for the Committee that the suggested compensation packages were reasonable.

The Committee determined that no conflict of interest existed during 2024 between FPC and the Company (including the Company’s Board of Directors and the Company’s management team) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. Neither FPC nor any affiliate provided additional services to the Company or its affiliates in excess of $120,000 during 2024.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Executive Compensation Peer Group

Each year, the Committee reviews the executive compensation peer group to ensure the appropriateness of each peer company, as well as the peer group in totality, based on the following:

GLPI Business Factors Used to Assess Peer Group Selection

Focusing exclusively on the acquisition and development of gaming assets

Acquiring gaming assets from taxable corporations includes complex tax, accounting, legal and regulatory issues

Requiring executives that possess knowledge and expertise in both real estate and gaming operations to balance our strategic initiatives with our structure

Competing for talent and assets with not only REITs, but with companies in the highly competitive gaming industry

Based on this assessment, the Committee determined that the Company’s competitors consist of two groups of companies (i) companies with whom we compete for investors, capital and gaming assets – gaming REITs and triple-net lease REITs, and (ii) companies with whom we compete with for talent and gaming assets – gaming REITs and gaming operators. Accordingly, we reviewed our executive compensation peer group based on the following selection criteria:

●	Size – Companies with implied market capitalization or total capitalization ranging from 0.3x to 3.0x that of the Company

●

Net Lease REITs – Primarily include REITs with revenues predominately derived from net leases or triple-net leases that are comparable to the Company in terms of the knowledge and skills required by the executive team to effectively evaluate opportunities and structure leases

●

Gaming Expertise – Include a limited number of gaming companies with whom the Company competes for talent and assets and have the knowledge to navigate the highly regulated and complex gaming industry (represents 33% of our executive compensation group)

Applying these criteria, FPC recommended, and the Committee approved, the following peer group in 2024(1):

Net Lease REITs	Gaming Companies
Alexandria Real Estate Equities, Inc.	Boyd Gaming Corporation
EPR Properties	Caesars Entertainment Inc.
Healthpeak Properties, Inc.	MGM Resorts International
NNN REIT, Inc.	PENN Entertainment Inc.
Omega Healthcare Investors, Inc.	Wynn Resorts, Limited
Realty Income Corporation
Rexford Industrial Realty, Inc.
VICI Properties Inc.
W. P. Carey Inc.
Welltower Inc.

1	Medical Properties Trust Inc. was removed from the peer group, and Rexford Industrial Realty, Inc. was identified as a suitable addition to the peer group based on the selection criteria above.

While each peer is not entirely comparable to the Company, we believe on a blended basis our current peer group provides the most accurate representation of the Company’s operations and is appropriate particularly given that:

✓ The peer group is over-weighted towards net lease REITs (represents two-thirds of the peer group)

✓ Our implied equity market capitalization and total enterprise value were above the median of the peer group

In establishing the 2024 compensation program, the Committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. Although the Committee does not target a certain percentile of

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compensation, we believe it is important to understand the competitive landscape to effectively assess each executive officer’s total compensation opportunity, pay mix and our governance practices. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering other factors such as overall market trends, shareholder feedback, internal equity and Company performance.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed annually. Annual incentive pay is focused on the achievement of certain specific overall financial performance goals and is determined using multiple criteria with established maximum payouts. The other major component of our executive officers’ compensation comprises long-term incentives provided through equity awards which we believe is important to help further align our executives’ interests with those of our shareholders and other stakeholders. The Committee believes that these cash and incentive awards, especially when combined with the stock ownership requirements and compensation clawback policy, described in this Proxy Statement under the heading Other Compensation Policies, appropriately balance risk, payment for performance and alignment of executive compensation with the interests of shareholders and other stakeholders without encouraging unnecessary or excessive risk taking.

Overview of 2024 Compensation

Elements of Compensation

The 2024 compensation program was heavily weighted toward performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards was designed to ensure that management was, and remained, appropriately incentivized across a number of different business and economic environments. In addition, our program included both internal performance measures as well as external performance metrics to ensure that our executives were focused on the Company’s goals as well as its position in the market. The following is a summary of the key elements (with a more detailed description of each element provided below):

Component	Description	Objective	Strategic Rationale

Base Salary	Fixed cash compensation	Provide competitive fixed compensation considering the job responsibilities, individual performance, skills and experience	Designed to attract and retain executives with the experience and skills necessary to implement and execute the Company’s growth strategy

Annual Performance Cash Awards	Cash compensation with 90% tied to achievement of pre-determined performance goals and 10% tied to qualitative performance	Provide variable incentives targeting specific annual goals for the year based on prior year results and specific strategic objectives	Motivates the achievement of short-term corporate objectives that are aligned with our annual budget and business plan and aligns executive and shareholder interests

Long-Term Fixed Equity Awards	Annual equity awards with time-based vesting equally over a three-year period	Supplement fixed compensation with long-term vesting to enhance retention and encourage long-term growth by subjecting recipients to the same market fluctuations as shareholders	Aligns executive and shareholder interests and rewards long-term stock performance

Long-Term Performance-Based Equity Awards	Annual equity award with three-year cliff vesting based on TSR measured against the US MSCI Index and triple-net REIT peers	Provide a significant portion of total potential compensation tied to superior long-term stock performance	Aligns executive and shareholder interests and rewards long-term stock performance with no payout for under-performance and capped payouts during periods of negative absolute TSR

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Base Salary

The base salaries of our executives are designed to compensate them for services rendered during the fiscal year and, consistent with our pay for performance philosophy, executives receive a significant portion of their overall targeted compensation in a form other than a fixed base salary. Although the Company does not generally benchmark against any particular percentile of base salaries of comparable executives within the Company’s peer group, we set salaries that are competitive with our peers so that the Company can attract and retain high-performing executives, including certain executives with experience in the gaming industry. In addition, we recognize that it is critical that executives have the experience necessary to identify and resolve the complex tax, accounting, legal and regulatory issues inherent in the type of transactions engaged in by the Company. Base salaries are then further adjusted for certain qualitative factors, including: specific position duties and responsibilities; tenure with the Company; individual contributions; value to the Company; and the overall reasonableness of an executive’s compensation.

Set forth below are the base salaries for each of the NEOs in effect as of the end of fiscal year 2024, which included adjustments for Mr. Moore in recognition of his promotion to President in September 2024.

Executive	2024 Salary	Year-over-Year Change

Chairman and Chief Executive Officer	$1,808,468	No Change Since 2012

President, Chief Operating Officer and Secretary	$650,000	$50,000 increase

Chief Financial Officer and Treasurer	$525,000	No Change

Senior Vice President and Chief Investment Officer	$430,000	No Change

Senior Vice President and Chief Development Officer	$430,000	No Change

Annual Performance Cash Awards

For 2024, the Committee adopted an annual cash bonus program designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives and near-term strategic priorities. These goals are critical to our long-term success and are designed to be challenging and rigorous to ensure that we remain focused on sustained growth and our overall business strategy. Additionally, the Committee considered best practices and governance standards in designing our cash bonus program.

The annual cash bonus program has historically been based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan, including specific AFFO and dividend targets. The performance assessment for 2024 was based on the following structure:

Metric and Rationale for Inclusion	Weighting	Threshold	Target	Maximum	Actual

AFFO Growth(1) Motivates management to responsibly deploy capital as measured by a frequently used REIT earnings metric	35%	$3.69 per share	$3.75 per share	$3.82 per share	$3.77 per share

Dividend Growth(2) Encourages management to focus on profitability and effectively increasing shareholder cash distributions	35%	N/A	$2.96 per share	$3.04 per share	$3.04 per share

Achievement of Company Objectives(3) Rewards management for the achievement of key priorities, including corporate responsibilities, balance sheet management and other relevant factors	20%	5	7	9	9

Qualitative/Individual Represents indicators of the executive’s success in fulfilling his or her responsibilities and in executing the business plan	10%	Compensation Committee’s Assessment—See Below

(1)

AFFO per diluted share and unit is a non-GAAP financial measure. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see our earnings release furnished as Exhibit 99.1 to our Current Report on Form 8-K furnished on February 21, 2025. AFFO per share is presented on a fully diluted basis assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

(2)	Based on per share dividends announced as of fourth quarter 2024 on an annualized basis.

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(3)

Based on the achievement of: (a) Corporate Responsibilities: (i) organize a corporate fundraising event involving the Company’s key stakeholders (Achieved), and (ii) aggregate tenant utility data to determine Company’s scope 3 emissions (Achieved); (b) Balance Sheet Management: (i) Net Debt to Adjusted EBITDA (pro forma for acquisitions) at or less than 5.50x (Achieved), and (ii) variable rate debt at year-end to not exceed 10% (NOT Achieved); (c) Growth Initiatives: (i) enter into definitive agreements to participate in a greenfield development project (Achieved), and (ii) enter into definitive agreement(s) that will add at least a target amount in additional revenue (Achieved); (d) Other Strategic Objectives: (i) expand relationships by adding at least one new partner or tenant (Achieved), and (ii) increase the geographic diversification of the Company’s portfolio (Achieved); and (e) Shareholder Engagement: (i) increase number of REIT analyst coverage (Achieved), and (ii) engage in at least 300 contacts with current and potential shareholders (Achieved).

In establishing performance metrics and targets for our annual cash bonus program, the Committee takes into consideration (i) strategic objectives for the year, (ii) our business plan, (iii) prior-year results, and (iv) growth expectations. Performance metric targets are intended to be challenging but achievable with maximum payouts only earned for exceptional performance as demonstrated by the following:

●

2024 AFFO Growth Hurdles: To earn any payout under the 2024 AFFO growth metric, our earnings must be equal to or above the prior year’s results and at least $0.02 higher than the prior year’s maximum hurdle.

●

Dividend Growth: The 2024 target goal was set $0.04 higher than 2023 results and the maximum goal was set $0.12 higher than 2023 results (which reflected a 4.1% increase). To the extent our dividend did not increase by at least $0.04, no payout would be earned.

The Committee also takes into consideration more qualitative/individual factors to reward executives for non-financial achievements that are critical to the growth and success of our Company in the long-term. The 2024 qualitative/individual goals do not represent an exclusive list of the Company’s strategic and financial goals and objectives.

We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary. Set forth below are the bonus ranges for each of the NEOs in effect as of the end of fiscal year 2024, which included promotional adjustments for Mr. Moore in recognition of his promotion in September 2024. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.

Executive	Threshold	Target	Maximum

Chairman and Chief Executive Officer	50%	100%	200%

President, Chief Operating Officer and Secretary	50%	100%	200%

Chief Financial Officer and Treasurer	37.5%	75%	150%

Senior Vice President and Chief Investment Officer	37.5%	75%	150%

Senior Vice President and Chief Development Officer	37.5%	75%	150%

In the first quarter of 2025, the Committee evaluated 2024 performance, as detailed above, and determined that the Company’s performance achieved the (i) maximum level established for the dividend goal and Company objectives, including successfully achieving corporate responsibility and strategic initiatives/objectives and effectively managing the balance sheet, and (ii) 64% of the maximum level for the established AFFO goals. The Committee also assessed the individual performance of each NEO, which accounts for only 10% of the overall bonus. The Committee determined that the individual component was achieved at maximum level based on its assessment of the Company’s overall financial and growth achievements and each NEO’s considerable efforts and contributions toward these achievements. Key considerations included:

●	The successful negotiation of a multi-transaction deal with Bally’s Corporation valued at over $1.5 billion.

●	The completion of transactions adding seven (7) new properties to the Company’s portfolio.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Based on the formula and assessment described above and each NEO’s bonus opportunities, the following illustrates the actual amount paid to each NEO for 2024:

Executive	Actual Bonus Percent of Base Salary	Actual Payment

Chairman and Chief Executive Officer	175%	$3,164,819

President, Chief Operating Officer and Secretary	143%	$875,000

Chief Financial Officer and Treasurer	131%	$689,063

Senior Vice President and Chief Investment Officer	131%	$564,375

Senior Vice President and Chief Development Officer	131%	$564,375

Long-Term Performance-Based Equity Awards

While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company goals, the long-term performance equity award program was designed to focus the management team on the Company’s long-term performance in relation to the broader REIT indices. We believe that having a majority of compensation structured as equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company’s shareholders. We also believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that has been and will continue to be integral to the Company’s success.

Awards have three-year cliff vesting with the number of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period is based on the Company’s three-year TSR ranking among the three-year return of the companies included in (1) the MSCI US REIT index, and (2) a triple-net REIT group(1) that includes publicly-traded REITs with revenues primarily derived from triple-net leases.

The performance hurdles and levels of opportunity for performance-based restricted stock awards granted in 2024 are set forth below. The awards provide for linear vesting in between achievement levels with vesting capped at target if TSR over the three-year performance period is negative.

Level	Relative TSR Hurdles (%)	Payout Percentage

Below Threshold	< 25th percentile	0%

Threshold	25th percentile	50%

Target	50th percentile	100%

Maximum	75th percentile	200%

(1)

Companies included in the triple-net REIT measurement group are Agree Realty Corporation, Alexandria Real Estate Equities, Inc., Broadstone Net Lease, Inc., CareTrust REIT, Inc., EPR Properties, Essential Properties Realty Trust, Four Corners Property Trust, Inc., Global Net Lease, Inc., LTC Properties, Inc., LXP Industrial Trust, Medical Properties Trust, Inc., NNN REIT, Inc. Omega Healthcare Investors, Inc., Realty Income Corporation, Sabra Health Care REIT, Inc., Safehold Inc., Service Properties Trust, STAG Industrial Inc., Uniti Group, Inc., VICI Properties Inc. and W.P. Carey Inc.

The following table sets forth the target number of performance-based awards granted to each NEO in 2024:

Executive	Target Performance-Based Equity Awards(1)

Chairman and Chief Executive Officer	110,000

President, Chief Operating Officer and Secretary	44,000

Chief Financial Officer and Treasurer	36,000

Senior Vice President and Chief Investment Officer	30,000

Senior Vice President and Chief Development Officer	30,000

(1)	The target number of performance-based equity awards is split equally between awards based on the MSCI REIT Index and the net lease REIT group.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

The performance awards granted in January 2022 were each earned as of December 31, 2024 with (i) the maximum payout as a result of the Company’s relative TSR ranking compared to the MSCI US REIT index and (ii) 95.4% of the maximum payout as a result of the Company’s relative TSR ranking compared to the net lease REIT group, each for the measurement period. The following table shows the status of the performance awards granted in each of 2022 through 2024.

Program	Performance Period	Performance Metric	Actual Performance	Status as of 12/31/24

2024 Performance Awards	January 2024-December 2026	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2026	● vs. MSCI US REIT Index: Tracking 87% ● vs. Select Triple-Net Lease REITs: Tracking 154% ● Absolute TSR: No payout reduction

2023 Performance Awards	January 2023-December 2025	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2025	● vs. MSCI US REIT Index: Tracking 65% ● vs. Select Triple-Net Lease REITs: Tracking 91% ● Absolute TSR: No payout reduction

2022 Performance Awards	January 2022-December 2024	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	● vs. MSCI US REIT Index: 82nd percentile ● vs. Select Triple-Net Lease REITs: 73rd percentile ● Absolute TSR: 19.12%	● vs. MSCI US REIT Index: 200% earned ● vs. Select Triple-Net Lease REITs: 190% earned ● Absolute TSR: No payout reduction

We believe that this long-term performance-based equity incentive program complements the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards.

Long-Term Service-Based Equity Awards

In addition to the long-term performance-based equity awards, we also grant service-based awards with long-term vesting that serve as a critical retention tool and are directly correlated with the Company’s share price performance. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.

Our service-based equity awards are granted as a set number of shares per year, with periodic modifications to reward executives for performance or increased responsibilities. This further aligns our executive officers with our shareholders as the value of their equity awards can only increase (or decrease) with any changes in share price year-over-year and subjects them to the same market fluctuations as our shareholders.

The number of shares of restricted stock awarded to each NEO for 2024 was as follows:

Executive	Number of Shares

Chairman and Chief Executive Officer	55,000

President, Chief Operating Officer and Secretary	22,000

Chief Financial Officer and Treasurer	18,000

Senior Vice President and Chief Investment Officer	15,000

Senior Vice President and Chief Development Officer	15,000

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Policies Relating to Grant of Certain Equity Awards

We do not have a practice of granting stock options, and therefore do not have a policy relating to the timing of the grant of options awards. With respect to equity-based awards, we generally grant restricted stock and other full-value awards, and the grant date of such awards is typically the first trading day of the fiscal year.

Overview of 2025 Compensation Program

Following a review of peer group market data and taking into consideration the promotion of Mr. Moore to the position of President in 2024, the Compensation Committee approved the following changes to our executive compensation structure for 2025:

●	No increases in base salary, target bonus, or long-term incentive awards for Mr. Carlino, Chairman and Chief Executive Officer

●

Mr. Moore, President, Chief Operating Officer and Secretary, received a 4,000 share increase in the number of service based restricted stock awards and an 8,000 increase in the number of performance-based restricted stock awards at target in recognition of his promotion to President in September 2024

●	Ms. Burke Chief Financial Officer and Treasurer, received a $75,000 market-based increase in base salary

●	Mr. Demchyk, Senior Vice President and Chief Investment Officer, received a $30,000 market-based increase in base salary

●	Mr. Ladany, Senior Vice President and Chief Development Officer, received a $30,000 market-based increase in base salary

●	Recipients of long term equity awards were permitted to elect to have equity awards denominated in long-term incentive units of our operating partnership (“LTIP Units”) or shares of our common stock

Deferred Compensation

The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective non-qualified deferred compensation plan for executives. Pursuant to the plan, the Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. All amounts credited to an executive’s account are notionally invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company’s general assets. However, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds selected by each executive. The deferred compensation program is described in more detail under the heading Gaming and Leisure Properties Inc. Deferred Compensation Plan of this Proxy Statement.

Benefits and Perquisites

We believe that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive practices among the Company’s peer group and, in certain circumstances, may address a particular reasonable issue or concern of an executive. The standard benefits offered to all of the Company’s employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions by the Company. Consistent with the objectives described above, the Company also provides certain executive officers with additional supplemental benefits and perquisites, including in limited instances, use of the Company’s private aircraft where individual circumstances merit. The description and value of such supplemental benefits and perquisites in 2024 can be found on the All Other Compensation Table of this Proxy Statement.

Employment Agreements and Severance Plan

We currently have no employment agreements in place with any of our executives. However, on January 29, 2019, the Compensation Committee of the Board adopted the Executive Change in Control and Severance Plan (the “CiC and Severance Plan”). The purpose of the CiC and Severance Plan is to provide certain of the Company’s management team designated by the Compensation Committee (the “Covered Executives”) with compensation and benefits in the event of a termination of employment by the Company without Cause or resignation by the employee for Good Reason or termination of employment due to death or Disability (as such terms and other defined terms used below are defined in the CiC and Severance Plan). Each of our NEOs is eligible to participate in the CiC and Severance Plan.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Under the CiC and Severance Plan, in the event that a Covered Executive’s employment is terminated (i) by the Company for any reason other than for Cause, death, or Disability, or (ii) by the Covered Executive for Good Reason (each such event, a “Qualified Termination”) such Covered Executive shall be entitled to (a) a lump sum payment equal to two times (for the Chief Executive Officer), or one and one-half times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and average annual cash bonuses, if any, for the three years (with respect to which bonuses are determined) prior to the year of termination (“Average Bonus”), (b) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (c) full acceleration of time-based equity awards held by the Covered Executive and any accelerated vesting of equity awards with performance-based vesting to occur in accordance with the terms of the applicable award agreement. The Covered Executive shall also be entitled to any earned but unpaid annual base salary, unpaid expense reimbursements, unused vacation and any vested benefits the Covered Executive may be entitled to under any employee benefit plan of the Company (the “Accrued Benefit”).

In addition, if the Qualified Termination occurs in connection with or within 12 months of a Change in Control (as defined in the CiC and Severance Plan), the Covered Executive shall be entitled to (i) a lump sum payment equal to three times (for the Chief Executive Officer), or two times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 24 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) a lump sum payment equal to the Covered Executive’s pro rata target annual cash bonus for the year of termination. The Covered Executive shall also be entitled to any Accrued Benefit.

In the event that a Covered Executive’s employment is terminated on account of his or her death or Disability, such Covered Executive (or the Covered Executive’s estate or beneficiaries) shall be entitled to (i) a lump sum payment equal to the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) full acceleration of time-based equity awards held by the Covered Executive and any equity awards with performance-based vesting to remain outstanding and earned in accordance with their terms based on performance but without further vesting based on service. The Covered Executive (or his or her estate or beneficiaries) shall also be entitled to any Accrued Benefit.

Except in the case of death of a Covered Executive, all payments and benefits under the CiC and Severance Plan are subject to timely execution and non-revocation of a separation agreement and release containing, among other provisions, post-termination restrictive covenants, including confidentiality, non-competition and non-solicitation. In each case, if the Covered Executive breaches, or threatens to commit a breach of, any of the provisions of the separation agreement and release, the Covered Executive shall forfeit his or her right to benefits under the CiC and Severance Plan, and to the extent that the Covered Executive has received a benefit under the CiC and Severance Plan, the Company shall have the right to recover such benefit.

Other Compensation-Related Policies

Stock Ownership Guidelines

The Compensation Committee believes that it is important for executive officers and non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of the Company’s shareholders. Accordingly, the Committee has established stock ownership guidelines for our executive officers and non-employee directors. Each executive and non-employee director is expected to acquire, and continue to hold during the term of his or her employment, equity with a value equal to the multiple of his or her annual base salary/cash retainer as indicated below. These guidelines must be satisfied no later than the fifth anniversary of the executive officer’s or non-employee director’s appointment.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Title	Multiple

Non-Employee Directors	5x Annual Cash Retainer

Chairman, Chief Executive Officer, and President	5x Annual Base Salary

Chief Operating Officer	4x Annual Base Salary

Chief Financial Officer	3x Annual Base Salary

Senior Vice President	2x Annual Base Salary
Anti-Hedging and Anti-Pledging Policy.
We believe that equity ownership fosters an
atmosphere
where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies prohibiting each of the Company’s directors and executive officers from engaging in hedging transactions or, under limited circumstances subject to the approval of the Audit and Compliance Committee, pledging Company shares.
Compensation Clawback Policy.
The Company has a commitment to ensure that its executive officers adhere to the highest professional and personal standards and has instituted a compensation clawback policy consistent with SEC and Nasdaq requirements. The clawback policy applies to incentive compensation received (as such term is defined in the policy) in any fiscal period ending after October 2, 2023. The clawback policy provides that in the event of any accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will recover the excess incentive compensation received by current or former executive officers who served as such during the three completed fiscal years preceding the date of the restatement, subject to limited permitted exceptions. Recovery under the policy applies regardless of any misconduct, fault, or illegal activity of the Company, the executive officer, the Board or any committee thereof.
Insider Trading Policy
. The Company has adopted an insider trading policy (the “Insider Trading Policy”)
which is reasonably designed to promote compliance with insider trading laws and applicable rules and regulations, including those imposed by the SEC and Nasdaq. The Insider Trading Policy applies to all directors, officers and employees of the Company and prohibits purchases, sales and other transactions involving the Company’s securities or the securities of any other companies while in possession of material non-public information regarding the Company or such other companies and from disclosing such information to others. It also imposes additional restrictions on directors, officers and certain other employees who regularly have access to such material non-public information, including blackout periods and pre-clearance requirements. Because the Company has not historically engaged in stock buybacks, the Company has not adopted formal policies and procedures with respect to the Company’s transactions in its own securities. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Statutory and Regulatory Considerations.
In designing the Company’s compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Tax Cuts and Jobs Act, enacted in December 2017, amended certain aspects of Section 162(m) specifically affecting the exclusion of performance-based compensation from the $1 million limit or deductions for executive compensation in future years. For 2024, we considered the implications and exemptions to such limitation. We seek to preserve the Company’s tax deductions for executive compensation to the extent consistent with the Company’s executive compensation objectives. However, we may also from time to time consider and grant compensation that may not be tax deductible if we believe such compensation is warranted to achieve the Company’s objectives.

42 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on
Form 10-K
for the fiscal year ended December 31, 2024.
Compensation Committee
James B. Perry, Chair
Carol “Lili” Lynton
Joseph W. Marshall, III
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated
by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 43

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2024, 2023 and 2022 by the Company’s NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards – Time-Based ($) (1)	Stock Awards – Performance- Based ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Peter M. Carlino Chairman and Chief Executive Officer	2024	1,808,468	2,714,250	6,320,600	3,164,819	845,077	14,853,214
	2023	1,808,468	2,864,950	7,110,400	3,616,934	546,915	15,947,667
	2022	1,808,468	2,433,000	6,728,700	3,458,693	560,321	14,989,182

Brandon J. Moore (5) President, Chief Operating Officer, and Secretary	2024	611,538	1,085,700	2,528,240	875,000	85,927	5,186,405
	2023	600,000	1,145,980	2,844,160	900,000	75,760	5,565,900
	2022	500,000	973,200	2,446,800	717,188	66,375	4,703,563

Desiree A. Burke Chief Financial Officer and Treasurer	2024	525,000	888,300	2,068,560	689,063	75,975	4,246,898
	2023	525,000	937,620	2,327,040	787,500	66,989	4,644,149
	2022	430,000	778,560	1,957,440	616,781	60,625	3,843,406

Matthew J. Demchyk Senior Vice President, Chief Investment Officer	2024	430,000	740,250	1,723,800	564,375	31,023	3,489,448
	2023	430,000	781,350	1,939,200	645,000	40,022	3,835,572
	2022	420,000	729,900	1,835,100	602,438	58,625	3,646,063

Steven L. Ladany Senior Vice President, Chief Development Officer	2024	430,000	740,250	1,723,800	564,375	64,100	3,522,525
	2023	430,000	781,350	1,939,200	645,000	59,370	3,854,920
	2022	390,000	729,900	1,835,100	559,406	53,375	3,567,781

(1)
The amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024. Included in stock awards reported each year are restricted stock awards granted each year relating to the Company’s long-term fixed equity award grant. For more information on the Company’s long-term fixed equity awards, see the
Overview of 2024 Compensation
section of the C
ompensation Discussion and Analysis
included in this Proxy Statement.

(2)
The amounts reflect the aggregate grant date fair value calculated in accordance with ASC 718. The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024. Included in stock awards reported each year are performance-based restricted stock awards granted each year, relating to the Company’s long-term performance-based equity award grant. For more information on the Company’s long-term performance-based equity awards, see the
Overview of 2024 Compensation
section of the
Compensation Discussion and Analysis
included in this Proxy Statement. The following table discloses the aggregate grant date fair value of the award, assuming maximum level of achievement, but does not estimate dividends:

Year	Peter M. Carlino	Brandon J. Moore	Desiree A. Burke	Matthew J. Demchyk	Steven L. Ladany

2024	$10,857,000	$4,342,800	$3,553,200	$2,961,000	$2,961,000

2023	$11,459,800	$4,583,920	$3,750,480	$3,125,400	$3,125,400

2022	$10,705,200	$3,892,800	$3,114,240	$2,919,600	$2,919,600

(3)
The amounts reported each year reflect annual performance cash awards earned for each period and paid in the subsequent period. For more information on the Company’s annual performance cash awards, see the
Compensation Discussion and Analysis
included in this Proxy Statement.

(4)	See All Other Compensation Table included in this Proxy Statement for more information.

(5)
Mr. Moore was promoted to President, Chief Operating Officer, and Secretary on September 27, 2024 and his base salary was increased to $650,000 per year with an increase in bonus opportunity to a target level of 100% and a maximum level of 200%.

44 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

All Other Compensation Table
The following table describes each component of the All Other Compensation column of the Summary Compensation Table:

				Perquisites

Name	Year	Company Contributions to Deferred Compensation Plan ($) (1)	Company Contributions to 401(k) ($) (2)	Personal Use of Company Vehicle ($) (3)	Personal Use of Company Airplane ($) (4)	Other ($) (5)	Total ($)

Peter M. Carlino	2024	271,270	10,350	2,275	553,968	7,214	845,077
	2023	263,358	9,900	8,148	258,465	7,044	546,915
	2022	271,270	7,625	8,148	268,446	4,832	560,321

Brandon J. Moore	2024	75,577	10,350	—	—	—	85,927
	2023	65,860	9,900	—	—	—	75,760
	2022	58,750	7,625	—	—	—	66,375

Desiree A. Burke	2024	65,625	10,350	—	—	—	75,975
	2023	57,089	9,900	—	—	—	66,989
	2022	53,000	7,625	—	—	—	60,625

Matthew J. Demchyk	2024	20,673	10,350	—	—	—	31,023
	2023	30,122	9,900	—	—	—	40,022
	2022	51,000	7,625	—	—	—	58,625

Steven L. Ladany	2024	53,750	10,350	—	—	—	64,100
	2023	49,470	9,900	—	—	—	59,370
	2022	45,750	7,625	—	—	—	53,375

(1)	This column reports the Company’s matching contributions under the Company’s Deferred Compensation Plan.

(2)	This column reports the Company’s contributions to the NEOs’ 401(k) savings accounts.

(3)	The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.

(4)
The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the aircraft. Since the Company’s aircrafts are used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase cost of the aircraft and the cost of long-term maintenance.

(5)	This column reports the Company’s payment of country club memberships for Mr. Carlino.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | 45

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Pay vs Performance Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020 by the Company’s NEOs:

Year	Summary Compensation Total for CEO (1)(2)	Compensation Actually Paid to CEO (3)	Average SCT Total for Non-CEO NEOs (1)(2)	Average Compensation Actually Paid to Non-CEO NEOs (3)	Value of Initial Fixed $100 Investment based on:		Net Income	AFFO per Diluted Share (5)
					TSR (4)	Peer Group TSR (4)

2024	14,853,214	16,044,359	4,111,319	4,464,248	153.44	123.47	784.6	3.77

2023	15,947,667	14,771,611	4,475,135	4,070,334	147.56	113.54	734.3	3.69

2022	14,989,182	28,441,757	3,940,203	7,443,508	146.17	99.82	684.7	3.55

2021	13,407,438	20,650,901	3,395,082	5,189,844	128.80	132.23	534.0	3.44

2020	11,665,763	16,277,705	3,567,439	3,519,908	105.44	92.43	505.7	3.45

(1)
For all periods presented, our CEO is Peter M. Carlino. For the 2024, 2023 and 2022 periods presented, our other NEOs are Brandon J. Moore, Desiree A. Burke, Matthew J. Demchyk, and Steven L. Ladany. For the 2021 period presented, our other NEOs are Brandon J. Moore, Desiree A. Burke and Matthew J. Demchyk. For the 2020 period presented, our other NEOs are Steven T. Snyder, Brandon J. Moore, Desiree A. Burke and Matthew J. Demchyk. Please refer to the
Executive Compensation
 section of this Proxy Statement for additional information.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) of the corresponding years Proxy Statement for our CEO and average of our other NEOs. See the footnotes to the respective tables for further detail regarding the amounts in this column.

(3)
In accordance with SEC rules, the Compensation actually paid (“CAP”) reflected in this column is computed by replacing the amounts in the “Time Based Stock Awards” and “Performance Based Stock Awards” column of the SCT for each year from the “SCT Total” column of this table with the following amounts: (i) the fair value as of the last day of the reporting year of unvested equity awards (or portions thereof) that were granted during such year, (ii) as of the last day of the reporting year, the change in fair value of unvested equity awards granted in prior years that remain unvested as of the last day of such year compared to the last day of the previous reporting year, (iii) as of the applicable vesting date, the change in fair value of equity awards that vested during the reporting year compared to the last day of the previous reporting year, (iv) as of the applicable vesting date the fair value of stock awards that were granted and vested during the reporting year, and (v) the value of dividends paid in cash on performance based stock awards that vested during the reporting year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our CEO or other NEOs during the applicable year. In accordance with Item 402(v) of Regulation
S-K,
CAP for our CEO and Average CAP for our other NEOs for the year ended December 31, 2024 was computed as follows:

	2024
	CEO	Other NEO Average

SCT Total Compensation	$14,853,214	$4,111,319

Minus SCT Stock Awards Value	(9,034,850)	(2,874,725)

Plus Fair Value of Unvested Equity Awards Granted During the Reporting Year as of Last Day of Reporting Year	8,890,200	2,828,700

Minus Change in Fair Value of Unvested Equity Awards Granted in Prior Years as of Last Day of Reporting Year from Last Day of Year Preceding Reporting Year	(110,764)	(35,478)

Minus Change in Fair Value of Equity Awards Vested in Reporting Year as of Vesting Date from Last Day of Year Preceding Reporting Year	(486,872)	(145,631)

Plus Fair Value of Awards Granted During the Reporting Year that Vested During the Reporting Year	—	—

Plus Value of Accrued Dividends Paid Upon Vesting of Equity Awards in Reporting Year	1,933,431	580,063

Total CAP	$16,044,359	$4,464,248

(4)
Reflects the cumulative TSR of the Company and the US MSCI REIT Index for the year ended December 31, 2020, the two years ended December 31, 2021, the three years ended December 31, 2022, the four years ended December 31, 2023, and the five years ended December 31, 2024 assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends before consideration of income taxes.

(5)
AFFO is a
non-GAAP
financial measure. For a definition and reconciliation of this non-GAAP
financial measure to the most directly comparable GAAP measure, see the section entitled “FFO, AFFO and Adjusted EBITDA” on pages 56 – 57 of our 2024 Annual Report on Form
10-K.
AFFO per share is presented on a fully diluted basis assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling
interests.

46 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

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Financial Performance Measures
The most important financial performance measures used by the Company to link compensation actually paid to performance for the most recently completed fiscal year are listed herein.

Significant Financial Performance Metrics

TSR Compared to Peer Groups

AFFO Per Diluted Share

Dividends Per Share
The 2024 compensation program was heavily weighted toward performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards was designed to ensure that management was, and remained, appropriately incentivized across a number of different business and economic environments. In addition, our program included both internal performance measures as well as external performance metrics to ensure that our executives were focused on the Company’s goals as well as its position in the market. The annual cash bonus program is designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives and near-term strategic priorities. The program was based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan, including specific AFFO and dividend targets, as well as qualitative items such as balance sheet management, acquisition targets, corporate social and governance responsibility, shareholder engagement and other strategic objectives. While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company goals, the long-term performance equity award program was designed to focus management on the Company’s long-term performance in relation to the broader REIT indices. We believe that having a majority of compensation structured as equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company’s shareholders. Awards have three-year cliff vesting with the number of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period is based on the Company’s three-year TSR ranking among the three-year return of the companies included in (1) the MSCI US REIT index, and (2) a triple-net
REIT group that includes publicly-traded REITs with revenues primarily derived from triple-net
leases. We believe that this long-term performance-based equity incentive program complements the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards. In addition to the long-term performance-based equity awards, we also grant service-based awards with long-term vesting that serve as a critical retention tool and are directly correlated with the Company’s share price performance. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.
Pay versus Performance Analysis
The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2024, of the CAP of our CEO and the average CAP of other NEOs to:

●	our cumulative TSR and the cumulative TSR of constituent companies in the MSCI US REIT Index

●	our net income

●	our AFFO per diluted share (in each case as set forth in the table above)
For additional information on these metrics please refer to our Annual Reports on Form
10-K
and definitive proxy statements on DEF 14A filed with the SEC for each year.

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Compensation Actually Paid (CAP) vs. Cumulative TSR

Compensation Actually Paid (CAP) vs. Net Income

48 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

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Compensation Actually Paid (CAP) vs. AFFO Per Diluted Share

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2024 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the NEOs in 2024:

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards

Name	Grant Date	Grant Board Approval Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)	Number of Securities Underlying Stock Awards (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)

Peter M. Carlino

Annual Performance Cash			904,234	1,808,468	3,616,936

Long-Term Fixed Equity Awards	1/2/2024	12/18/2023							55,000	2,714,250

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/2/2024	12/18/2023				—	55,000	110,000		3,213,100

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/2/2024	12/18/2023				—	55,000	110,000		3,107,500

Brandon J. Moore

Annual Performance Cash			250,000	500,000	1,000,000

Long-Term Fixed Equity Awards	1/2/2024	12/18/2023							22,000	1,085,700

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/2/2024	12/18/2023				—	22,000	44,000		1,285,240

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/2/2024	12/18/2023				—	22,000	44,000		1,243,000

Desiree A. Burke

Annual Performance Cash			196,875	393,750	787,500

Long-Term Fixed Equity Awards	1/2/2024	12/18/2023							18,000	888,300

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/2/2024	12/18/2023				—	18,000	36,000		1,051,560

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/2/2024	12/18/2023				—	18,000	36,000		1,017,000

Matthew J. Demchyk

Annual Performance Cash			161,250	322,500	645,000

Long-Term Fixed Equity Awards	1/2/2024	12/18/2023							15,000	740,250

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/2/2024	12/18/2023				—	15,000	30,000		876,300

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/2/2024	12/18/2023				—	15,000	30,000		847,500

Steven L. Ladany

Annual Performance Cash			161,250	322,500	645,000

Long-Term Fixed Equity Awards	1/2/2024	12/18/2023							15,000	740,250

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/2/2024	12/18/2023				—	15,000	30,000		876,300

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/2/2024	12/18/2023				—	15,000	30,000		847,500

(1)

Awards represent annual performance-based cash award opportunity, at the threshold, target, and maximum level. Actual annual performance-based cash awards earned for 2024 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Awards represent performance-based restricted stock with cliff vesting at the end of the performance period beginning on January 1, 2024 and ending on December 31, 2026. The number of restricted shares vested at the end of the performance period can range from zero to a maximum of 200% of target, depending on the level of achievement of the performance goals measured against the return of the companies included in the MSCI US REIT Index or in the triple-net REIT group set forth by the Company over the measurement period. In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control. For more information on the Company’s performance-based equity awards, see the Overview of 2024 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.

(3)

Awards represent restricted stock awards granted to the NEOs as part of their annual compensation. All grants have vesting over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary.

(4)

Represents the aggregate grant date fair value of awards under ASC 718. Generally, the aggregate grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting period. The Company utilized a third party valuation firm to measure the fair value of the performance-based restricted stock awards at grant date using the Monte Carlo model. Additional information regarding the calculation of the grant date fair value is included in footnote 2 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Outstanding 2024 Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards outstanding as of December 31, 2024 and which have been reported in the appropriate period in the Summary Compensation Table when granted:

			Stock Awards		Performance Awards

Name	Stock Award Grant Date		Number of Shares or Units Held that Have Not Vested (#)(3)	Market Value of Shares or Units Held that Have Not Vested ($)(4)	Number of Unearned Shares or Units Held that Have Not Vested (#)(5)	Market Value of Unearned Shares or Units Held that Have Not Vested ($)(6)

Peter M. Carlino	1/3/2022		16,666	802,635

	1/3/2022	(1)			110,000	6,287,050

	1/3/2022	(2)			110,000	6,287,050

	1/3/2023		36,666	1,765,835

	1/3/2023	(1)			55,000	2,989,250

	1/3/2023	(2)			55,000	2,989,250

	1/2/2024		55,000	2,648,800

	1/2/2024	(1)			55,000	2,816,000

	1/2/2024	(2)			110,000	5,632,000

Brandon J. Moore	1/3/2022		6,666	321,035

	1/3/2022	(1)			40,000	2,286,200

	1/3/2022	(2)			40,000	2,286,200

	1/3/2023		14,666	706,315

	1/3/2023	(1)			22,000	1,195,700

	1/3/2023	(2)			22,000	1,195,700

	1/2/2024		22,000	1,059,520

	1/2/2024	(1)			22,000	1,126,400

	1/2/2024	(2)			44,000	2,252,800

Desiree A. Burke	1/3/2022		5,333	256,837

	1/3/2022	(1)			32,000	1,828,960

	1/3/2022	(2)			32,000	1,828,960

	1/3/2023		12,000	577,920

	1/3/2023	(1)			18,000	978,300

	1/3/2023	(2)			18,000	978,300

	1/2/2024		18,000	866,880

	1/2/2024	(1)			18,000	921,600

	1/2/2024	(2)			36,000	1,843,200

Matthew J. Demchyk	1/3/2022		5,000	240,800

	1/3/2022	(1)			30,000	1,714,650

	1/3/2022	(2)			30,000	1,714,650

	1/3/2023		10,000	481,600

	1/3/2023	(1)			15,000	815,250

	1/3/2023	(2)			15,000	815,250

	1/2/2024		15,000	722,400

	1/2/2024	(1)			15,000	768,000

	1/2/2024	(2)			30,000	1,536,000

Steven L. Ladany	1/3/2022		5,000	240,800

	1/3/2022	(1)			30,000	1,714,650

	1/3/2022	(2)			30,000	1,714,650

	1/3/2023		10,000	481,600

	1/3/2023	(1)			15,000	815,250

	1/3/2023	(2)			15,000	815,250

	1/2/2024		15,000	722,400

	1/2/2024	(1)			15,000	768,000

	1/2/2024	(2)			30,000	1,536,000

(1)	Performance-based equity awards based on the Company’s performance ranking among the US MSCI REIT Index.

(2)	Performance-based equity awards based on the Company’s performance ranking among the triple-net REIT peers.

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(3)

Represents restricted stock awards with forfeiture provisions that lapse 33.33% on each of the first, second, and third anniversary of the date of grant. In the event of a change-of-control, the forfeiture restrictions on restricted stock lapse immediately.

(4)	Calculated based on the Company’s common stock closing price of $48.16 on December 31, 2024, which was the last trading day of 2024.

(5)

The amount of restricted stock to actually vest at the end of the performance period can range from zero to the maximum as described in the long-term performance-based equity awards section of the Overview of 2024 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The forfeiture provisions on the performance-based restricted stock awards granted lapse at the end of their three-year measurement period. In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control, annualized for the entire performance period. As of December 31, 2024, the market value of unearned shares is based upon performance to date plus the relevant prior performance. As a result, the US MSCI REIT Index granted on January 3, 2022 and Triple-Net Peer Index awards granted on January 3, 2022 and January 2, 2024, respectively are disclosed at maximum. The remaining awards are valued at target.

(6)

Calculated based on the Company’s common stock closing price of $48.16 on December 31, 2024, which was the last trading day of 2024 plus dividends paid during the applicable performance period as of December 31, 2024.

2024 Stock Vested

The following table sets forth information concerning restricted stock awards vested during fiscal 2024:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Peter M. Carlino	311,143	15,369,124

Brandon J. Moore	102,395	5,059,097

Desiree A. Burke	92,150	4,552,222

Matthew J. Demchyk	85,766	4,236,552

Steven L. Ladany	70,613	3,489,012

(1)

The value realized for vested shares is calculated based on the closing price of the Company’s common stock on the day prior to vesting for awards, not the grant date fair value disclosed elsewhere in this Proxy Statement. Includes performance share dividends, which are paid at vesting in shares of Company common stock.

2024 Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation of the NEOs:

Name	Amount Previously Reported ($)	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Peter M. Carlino	28,145,891	542,541	271,270	5,045,531	—	34,005,233

Brandon J. Moore	846,222	151,154	75,577	168,239	(89,276)	1,151,916

Desiree A. Burke	1,219,250	131,250	65,625	233,906	(89,496)	1,560,535

Matthew J. Demchyk	498,979	41,346	20,673	44,847	—	605,845

Steven L. Ladany	611,286	107,500	53,750	77,081	(52,466)	797,151

(1)	For each NEO, the executive’s contribution is included in the NEO’s salary and/or non-equity executive compensation for 2024, as reported in the Summary Compensation Table.

(2)	For each NEO, the Company’s contribution is included in the NEO’s other compensation for 2024, as reported in the Summary Compensation Table.

(3)	Amounts reflect the change in account value during 2024. No amounts are reported in the Summary Compensation Table because earnings were not above market or preferential.

52 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Gaming and Leisure Properties, Inc. Deferred Compensation Plan

Pursuant to the Company’s Deferred Compensation Plan, as amended, certain highly compensated employees selected by the committee administering the plan (the “Plan Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the approval of the Board of Directors, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with fewer than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change in control of the Company, as defined in the Deferred Compensation Plan. The Plan Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability. The Plan Committee may also accelerate vesting in the event of an involuntary termination of employment pursuant to the same section of the Company’s Deferred Compensation Plan.

Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death, termination or change in control. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or annual installments. Distributions following retirement can be deferred for at least five years.

For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Plan Committee, a participant can suspend deferrals or receive a partial and/or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change in control (as defined under the Deferred Compensation Plan), the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change-of-control event” under Code section 409A.

Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Plan Committee. Participants may change their investment elections at any time.

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Proxy Summary	Corporate Responsibility	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Potential Payments Upon Termination or Change-of-Control

The NEOs are entitled to accelerated vesting of equity-based incentive awards under the Company’s Executive Change in Control and Severance Plan upon a change in control and, under certain circumstances, in the event of termination. The Executive Change in Control and Severance Plan is more fully described above in Employment Agreements and Severance Plan in this Proxy Statement. The information below describes and quantifies compensation that would become payable and which is accelerated assuming that such termination was effective December 31, 2024.

Executive Payments	Termination without Cause by Company ($)(4)	Termination Upon Death ($)(5)	Termination upon Disability ($)(5)	Change-of- Control ($)(6)	Change-of- Control Termination without Cause ($)(6)

Peter M. Carlino

Cash Severance Benefit(1)	10,443,900	5,221,950	5,221,950	—	15,665,850

Benefit Continuation(2)	646	646	646	—	861

Restricted Shares(3)	5,217,270	5,217,270	5,217,270	—	5,217,270

Performance-Based Restricted Shares(7)	17,663,643	23,751,929	23,751,929	25,427,300	25,427,300

Total	$33,325,459	$34,191,795	$34,191,795	$25,427,300	$46,311,281

Brandon J. Moore

Cash Severance Benefit(1)	2,221,094	1,480,729	1,480,729	—	2,961,458

Benefit Continuation(2)	40,745	40,745	40,745	—	54,327

Restricted Shares(3)	2,086,870	2,086,870	2,086,870	—	2,086,870

Performance-Based Restricted Shares(7)	6,618,734	9,054,048	9,054,048	9,724,197	9,724,197

Total	$10,967,443	$12,662,392	$12,662,392	$9,724,197	$14,826,852

Desiree A. Burke

Cash Severance Benefit(1)	1,834,172	1,222,781	1,222,781	—	2,445,562

Benefit Continuation(2)	40,745	40,745	40,745	—	54,327

Restricted Shares(3)	1,701,637	1,701,637	1,701,637	—	1,701,637

Performance-Based Restricted Shares(7)	5,334,105	7,326,635	7,326,635	7,874,938	7,874,938

Total	$8,910,659	$10,291,798	$10,291,798	$7,874,938	$12,076,464

Matthew J. Demchyk

Cash Severance Benefit(1)	1,550,907	1,033,938	1,033,938	—	2,067,876

Benefit Continuation(2)	40,745	40,745	40,745	—	54,327

Restricted Shares(3)	1,444,800	1,444,800	1,444,800	—	1,444,800

Performance-Based Restricted Shares(7)	4,817,357	6,477,799	6,477,799	6,934,718	6,934,718

Total	$7,853,809	$8,997,282	$8,997,282	$6,934,718	$10,501,721

Steven L. Ladany

Cash Severance Benefit(1)	1,529,391	1,019,594	1,019,594	—	2,039,188

Benefit Continuation(2)	40,745	40,745	40,745	—	54,327

Restricted Shares(3)	1,444,800	1,444,800	1,444,800	—	1,444,800

Performance-Based Restricted Shares(7)	4,817,357	6,477,799	6,477,799	6,934,718	6,934,718

Total	$7,832,293	$8,982,938	$8,982,938	$6,934,718	$10,473,033

(1)

Basis for cash severance benefit is 2024 salary and assumes it is an eligible termination as defined under the Company’s Executive Change in Control and Severance Plan and includes 2024 salary plus average bonus from the prior three years.

(2)	Represents employer cost of medical and dental coverage.

(3)

Restricted stock award values were computed based on the Company’s common stock closing price of $48.16, on December 31, 2024, which was the last trading day of 2024. Restrictions on awards will immediately lapse in the event of termination as a result of termination without cause, death, disability or change in control termination without cause.

54 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

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(4)

Performance-based restricted stock values, in the event of termination without cause by the Company, were computed based on the Company’s TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2024, shown on the table below, and then multiplied by a fraction, the numerator of which equals the number of days during such performance period that such award holder was actively employed by the Company, and the denominator of which equals the total days in the applicable performance period if terminated at December 31, 2024.

Grant	Performance at December 31, 2024 (% of maximum)

2022—US MSCI REIT Index	100%

2022—Triple-NET REIT peers	95.4%

2023—US MSCI REIT Index	32.7%

2023—Triple-NET REIT peers	45.4%

2024—US MSCI REIT Index	43.5%

2024—Triple-NET REIT peers	77.2%

(5)

Performance-based restricted stock values, in the event of termination as a result of death or disability, were computed based on the Company’s TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2024, shown on the table above in footnote 4. The award is determined at the end of the applicable performance period as if such award holder was still employed at the time of the applicable performance period.

(6)

Performance-based restricted stock values, in the event of change-of-control, were computed based on the Company’s TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2024, Performance shall be deemed to have been achieved at target level or, if greater, the actual level of achievement as of the date of the change-of-control. As of December 31, 2024, the performance-based restricted stock achievement level by award is detailed in the table of footnote 4. The 2023 grants and the 2024 MSCI US REIT index grants were completed at target because the actual level of achievement was below target.

(7)

All performance-based restricted stock values were computed based on the Company’s common stock closing price of $48.16 on December 31, 2024, which was the last trading day of 2024, plus applicable dividends.

CEO Pay Ratio

In 2024, the compensation of Mr. Carlino, our Chairman and CEO, was approximately 34 times the median pay of our employees resulting in a 34:1 pay ratio.

We identified our median employee by examining 2024 federal taxable wages for all employees, excluding Mr. Carlino, who were employed by the Company as of December 31, 2024, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation.

After identifying the median employee based on federal taxable wages, we calculated total compensation in 2024 for such employee using the same methodology we use for our NEOs as set forth above in the Summary Compensation Table for 2024.

	Peter M. Carlino	Median Employee

Total compensation	$14,853,214	$436,837

Pay Ratio		34.0

We believe that the ratio of the CEO compensation to that of the median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Company’s Audit and Compliance Committee Charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit and Compliance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024, with management and with our independent registered public accounting firm. In addition, the Audit and Compliance Committee discussed with our independent registered public accounting firm the matters required to be discussed by the SEC and PCAOB Accounting Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit and Compliance Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm, if any, are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

Audit and Compliance Committee

Carol “Lili” Lynton, Chair

Earl C. Shanks

E. Scott Urdang

The foregoing report of the Audit and Compliance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

There are no reportable related person transactions.

Indemnification of Directors and Officers

Our charter and bylaws contain indemnification provisions for the benefit of our directors and officers.

Review and Approval of Transactions with Related Persons

Pursuant to the terms of its charter, the Audit and Compliance Committee reviews and pre-approves all conflicts of interest and related person transactions. For the purposes of the Audit and Compliance Committee’s review, related person transactions are transactions, arrangements or relationships that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, including those where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. Our Code of Business Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Company’s Deputy General Counsel. The Deputy General Counsel may, if appropriate, consult with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related person transaction that must be presented to the Audit and Compliance Committee.

For transactions determined to require Audit and Compliance Committee review, the Deputy General Counsel shall collaborate with members of the finance staff to prepare and present the transaction to the Audit and Compliance Committee. An Audit and Compliance Committee member shall not participate in the review of transactions in which he or she or his or her immediate family member has an interest. The Audit and Compliance Committee shall only approve related person transactions that are in, or are not inconsistent with, the best interests of the Company based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.

Conflict of Interest Policies

As described above, our Code of Business Conduct seeks to identify and mitigate conflicts of interest between our directors, officers and employees, including our Chief Executive Officer and other executive officers, on the one hand, and the Company on the other hand, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct is available on our website www.glpropinc.com, under the “Investors” section. Waivers of and amendments to our Code of Business Conduct are required to be disclosed in accordance with SEC and Nasdaq requirements. In addition, we adopted Corporate Governance Guidelines to assist our Board of Directors in the exercise of its responsibilities and to serve our interests and those of our shareholders. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 11, 2025 by:

●	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

●	each NEO in the Summary Compensation Table;

●	each of our current directors; and

●	all current directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable, or exercisable within 60 days of April 11, 2025, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 275,079,487 shares of common stock outstanding on April 11, 2025.

The number of shares of our common stock outstanding as of April 11, 2025 does not include 8,224,939 common units of limited partnership in GLP Capital, L.P., our operating partnership (“OP Units”), held by unaffiliated third parties that were issued and outstanding on April 11, 2025, representing approximately 2.9% of the total issued and outstanding OP Units, or any LTIP Units then issued and outstanding. A holder of OP Units, other than the Company, generally has the right to require the operating partnership to redeem all or a portion of the OP Units held by the holder in exchange for a cash payment based on the market value of our common stock at the time of redemption; however, the operating partnership’s obligation to pay the cash amount is subject to the prior right of the Company to acquire such OP Units in exchange for either the cash amount or shares of our common stock. Following vesting and upon the occurrence of certain events, LTIP Units will be converted into OP Units and the holders will be entitled to exercise the redemption right described above. Holders of OP Units and LTIP Units do not vote on matters submitted for a vote of holders of our common stock.

Unless otherwise indicated in the footnotes, the address of each of the beneficial owners named below is: c/o Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

	GLPI Common Stock

Name and Address of Beneficial Owner	Shares	%

Peter M. Carlino(1)(2)	10,751,100	3.908%

Debra Martin Chase(3)	7,386	*

Carol “Lili” Lynton(4)	26,796	*

Joseph W. Marshall, III(5)	84,832	*

James B. Perry(6)	40,147	*

Earl C. Shanks(7)	92,783	*

Barry F. Schwartz(8)	63,529	*

E. Scott Urdang(9)	140,953	*

Desiree Burke(10)	108,740	*

Brandon J. Moore(11)	266,667	*

Matthew Demchyk(12)	41,298	*

Steven L. Ladany(13)	83,099	*

All executive officers and directors as a group (12 persons)	11,707,330	4.255%

5% Shareholders Not Listed Above

The Vanguard Group Inc.(14)	37,396,770	13.594%

BlackRock, Inc.(15)	31,392,216	11.412%

*	Less than 1%

58 | 2025 Proxy Statement	Gaming and Leisure Properties, Inc.

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Notes to Security Ownership of Principal Shareholders and Management Table

(1)

The number of shares in the table includes: (a) 4,707,917 shares owned by the Carlino Family Trust and the Residuary Trust, each described in footnote 2 below, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters and shared investment power and shared voting power with respect to certain matters; (b) 28,683 shares owned by his wife, Marshia W. Carlino; (c) 5,959,501 shares jointly-owned with his wife Marshia W. Carlino; and (d) 54,999 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted. Excludes 55,000 LTIP Units held by Mr. Carlino, none of which will vest and become convertible into OP units in the next 60 days.

(2)

4,320,356 shares of our common stock are owned by an irrevocable trust, which we refer to as the Carlino Family Trust, among Peter D. Carlino (who passed away in November 2013), his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. 387,561 shares are owned by a residuary trust (the “Residuary Trust”) for the benefit of Peter D. Carlino and his children. Peter M. Carlino, David E. Carlino and Richard J. Carlino have shared investment power and shared voting power with respect to certain matters for the Carlino Family Trust and for the Residuary Trust. The Carlino Family Trust has pledged an aggregate of 1,195,741 shares as security for loans to the trust and for the benefit of trust beneficiaries.

(3)	Includes 4,153 shares of restricted stock under which Ms. Chase has voting rights but her disposition rights are currently restricted.

(4)	Includes 4,153 shares of restricted stock under which Ms. Lynton has voting rights but her disposition rights are currently restricted.

(5)	Includes 8,203 shares of restricted stock under which Mr. Marshall has voting rights but his disposition rights are currently restricted.

(6)	Includes 4,153 shares of restricted stock under which Mr. Perry has voting rights but his disposition rights are currently restricted.

(7)	Includes 4,153 shares of restricted stock under which Mr. Shanks has voting rights but his disposition rights are currently restricted.

(8)	Includes 4,153 shares of restricted stock under which Mr. Schwartz has voting rights but his disposition rights are currently restricted.

(9)

The number of shares in this table include: (a) 136,800 shares owned by Mr. Urdang and (b) 4,153 shares of restricted stock under which Mr. Urdang has voting rights but his disposition rights are currently restricted. Mr. Urdang has pledged an aggregate of 20,000 shares as security for loans.

(10)	Includes 36,000 shares of restricted stock under which Ms. Burke has voting rights but her disposition rights are currently restricted.

(11)	Includes 2,032 shares owned by Mr. Moore’s daughter and 47,999 shares of restricted stock under which Mr. Moore has voting rights but his disposition rights are currently restricted.

(12)

Includes 15,000 shares of restricted stock under which Mr. Demchyk has voting rights but his disposition rights are currently restricted. Excludes 15,000 LTIP Units held by Mr. Demchyk, none of which will vest and become convertible into OP Units in the next 60 days.

(13)

Includes 15,000 shares of restricted stock under which Mr. Ladany has voting rights but his disposition rights are currently restricted. Excludes 15,000 LTIP Units held by Mr. Ladany, none of which will vest and become convertible into OP Units in the next 60 days.

(14)

According to its Schedule 13G/A filed with the SEC on February 13, 2024, holdings consist of shares beneficially owned as of December 31, 2023 by The Vanguard Group Inc. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group, Inc. possesses sole voting power with respect to 0 shares and shared voting power with respect to 354,962 shares and possesses sole dispositive power with respect to 36,856,093 shares and shared dispositive power with respect to 540,677 shares.

(15)

According to its Schedule 13G/A filed with the SEC on January 23, 2024, holdings consist of shares beneficially owned as of December 31, 2023 by BlackRock, Inc. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. possesses sole voting power with respect to 29,745,186 shares and shared voting power with respect to 0 shares and possesses sole dispositive power with respect to 31,392,216 shares and shared dispositive power with respect to 0 shares.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

December 31, 2024	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	—	—	1,148,414

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DELINQUENT SECTION 16(a) REPORT

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and any other equity securities of the Company with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers, directors, and greater than 10% shareholders, we believe that during 2024 all officers, directors, and greater than 10% shareholders subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that each of Peter M. Carlino and Debra Martin Chase did not timely file one Form 4 with respect to one transaction for each filer.

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PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and the shareholders are asked to ratify this selection. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since September 2016. All audit and non-audit services provided by Deloitte & Touche LLP are approved by the Audit and Compliance Committee. Deloitte & Touche LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Deloitte & Touche LLP are expected to participate in the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A description of aggregate fees for professional services performed in relation to fiscal 2024 and fiscal 2023 is as follows:

	Fiscal 2024	Fiscal 2023

Audit Fees(1)	$1,185,000	$1,195,000

Audit-Related Fees	—	—

Tax Fees	—	—

Total Fees	$1,185,000	$1,195,000

(1)	Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, comfort letters, and consents.

Audit and Compliance Committee Pre-Approval Policies and Procedures

Under our Audit and Compliance Committee’s charter, the Audit and Compliance Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by our independent registered public accounting firm. The Audit and Compliance Committee is also responsible for approving, in advance, all requests by management for permissible non-audit services to be provided to us by the independent registered public accounting firm. If the Audit and Compliance Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting. All of the fees paid to the Company’s independent auditor described above were pre-approved by the Audit and Compliance Committee.

Required Vote

The affirmative vote of a majority of votes cast is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. However, the vote is not binding on the Audit and Compliance Committee. The Board of Directors and the Audit and Compliance Committee value the opinions of our shareholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, we will consider our shareholders’ concerns but may nevertheless retain Deloitte & Touche LLP.

Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of

Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

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PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Currently, this vote is conducted every year. The next vote will occur at the 2026 Annual Meeting of Shareholders.

As described in detail under the heading Executive Compensation, our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our long-term best interests. We also seek to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase shareholder value. At the core of our executive compensation program is our “pay for performance” philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles and is deserving of shareholder support. At the 2024 Annual Meeting of Shareholders, approximately 95% of the voted shares approved such advisory vote.

We urge you to read the Compensation Discussion and Analysis section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our NEO compensation, philosophy, and objectives.

We are asking our shareholders to again indicate their support for our NEOs’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEOs’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Company’s executive compensation on a non-binding advisory basis.

Our Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

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PROPOSAL 4 – AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

Our shareholders are being asked to approve an amendment of the Gaming and Leisure Properties, Inc. Amended and Restated 2013 Long-Term Incentive Compensation Plan (the “2013 Plan”) (i) to increase by 4,500,000 the number of shares reserved for issuance under the 2013 Plan, (ii) to provide for changes to provisions relating to the reuse of unissued shares, (iii) to give the Board and the Compensation Committee discretion to determine whether and to what extent holders of phantom stock units, if any, will have shareholder rights, and (iv) to remove provisions related to prior plans and awards that no longer apply to the 2013 Plan. Upon the recommendation of the Compensation Committee, our Board unanimously approved the amendment of the 2013 Plan on April 25, 2025, subject to shareholder approval. If the amendment of the 2013 Plan is not approved, the 2013 Plan will continue under its current terms and the shares reserved for issuance will not increase. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the 2013 Plan, which is attached to this Proxy Statement as Appendix A and incorporated into this Proxy Statement by reference. We urge you to carefully read the 2013 Plan in its entirety because this summary may not contain all of the information about the 2013 Plan that may be important to you.

SUMMARY OF PROPOSAL

As of March 31, 2025, there were 338,607 shares available for grant under the 2013 Plan. The Board determined that the number of shares remaining available under the 2013 Plan is not adequate for our future equity compensation needs and amended the 2013 Plan, subject to shareholder approval, to increase the number of shares covered by, and reserved for issuance under, the 2013 Plan by 4,500,000 of the Company’s common shares.

The Board believes the proposed amendment to the 2013 Plan will allow the Company to continue utilizing a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of the Company and its subsidiaries, and to continue providing long-term incentives that align the interests of employees with the interests of the Company’s shareholders. If this proposal is not approved and the shares authorized for awards are not increased, the Company believes that the shares authorized for issuance under the 2013 Plan will be depleted within the next year. Our Board is recommending the increase in authorized shares described above so that the Company will continue to have the ability to grant equity awards for at least five additional years in order to attract and retain talented and motivated executive officers, other employees and non-employee directors, among other eligible participants in the 2013 Plan. As described in the Executive Compensation Discussion & Analysis, the Company grants both time-based restricted shares and performance-based restricted stock and limited partnership units as part of the long-term incentive program and does not currently grant stock options or stock appreciation rights.

KEY CONSIDERATIONS IN THE DETERMINATION OF THE NUMBER OF SHARES TO REQUEST

Our Compensation Committee determined that 4,500,000 additional shares would provide us the ability to continue compensating our executive officers and other key employees, non-employee directors, and consultants. In determining the number of shares to be authorized under the 2013 Plan, the Compensation Committee considered the following principal factors:

●	Number of Shares Available for Grant under 2013 Plan: As of March 31, 2025, 338,607 shares remained reserved and available for issuance under the 2013 Plan.

●

Potential Dilution of Share Request: The 4,500,000 additional shares requested are reasonable and would not have a substantially dilutive effect. As of March 31, 2025, there were 274,832,999 common shares outstanding and 8,224,939 Operating Partnership Units (“OP Units”) outstanding, resulting in potential dilution of 1.59% of shares outstanding (or 1.71% inclusive of shares remaining available for issuance under the 2013 Plan).

●

Number of Awards Outstanding: As of March 31, 2025, all awards outstanding under the 2013 Plan were full value awards, representing 1,913,488 shares, which includes performance-based awards and LTIP Units at maximum.

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●

Reasonable Grant Practices: Our three-year average burn rate of 0.28% is meaningfully below industry standards. Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. The calculation of our three-year average burn rate for 2024, 2023 and 2022 is illustrated below:

	2022	2023	2024

Time-Based Awards Granted	238,013	243,291	263,328

Performance-Based Awards Granted	500,000	514,000	523,000

Total Full-Value Awards Granted	738,013	757,291	786,328

Weighted Average Common Shares and OP Units Outstanding(1)	260,725,332	272,644,681	281,584,990

Annual Burn Rate	0.28%	0.28%	0.28%

Three-Year Average Burn Rate		0.28%

(1)	Includes 6,878,857; 7,651,755; 8,050,914 weighted average OP units outstanding as of December 31, 2022, 2023 and 2024, respectively.

●	Shareholder-Friendly Grant Practices and Plan Features: In addition to our reasonable grant practices, we utilize several shareholder-friendly grant practices and plan features including:

●	All full-value equity awards for our executive officers vest over a period of at least three years

●	Share grants for our executive officers are allocated 67% to performance-based equity awards (at the target level)

●	No payment of dividends or dividend equivalent rights paid on performance-based awards unless and until the underlying awards vest

●	No repricing of options or stock appreciation rights without prior shareholder approval

●	No reload or “evergreen” share replenishment features

●	Double-trigger equity acceleration in connection with a change in control

●

Overhang: As of March 31, 2025, 1,913,488 shares were subject to outstanding Company awards (all of which are represented by restricted shares and LTIP Units), resulting in an overhang of approximately 0.70%. If an additional 4,500,000 shares are reserved for issuance under the 2013 Plan, the overhang would be approximately 2.33%.

●	Reliance on the 2013 Plan: The 2013 Plan is the only active equity plan pursuant to which we can grant equity awards to incentivize our employees.

OTHER AMENDED PLAN PROVISIONS

●

Clarifies Prohibition of Liberal Share Recycling for Stock Appreciation Rights: Shares withheld to pay for an option’s exercise price will not be available again for issuance under the 2013 Plan, and the total number of stock appreciation rights (“SARs”) exercised pursuant to a SAR award will not be available for issuance under the 2013 Plan, regardless of the number of shares of our common stock actually delivered upon exercise of the SAR.

●

Phantom Stock Units: The Compensation Committee or the Board may provide for dividend equivalent rights for Phantom Stock Units (“PSUs”) upon the expiration of their applicable restriction period. Any dividend equivalents payable on performance-based awards are deferred and payable at the time of vesting.

●

No Discretion to Accelerate Vesting: The provision prohibiting limiting the Compensation Committee or the Board’s discretion to accelerate the vesting or extend the exercise period of any equity awards of a terminated participant to no more than 5% of the total equity award pool was removed.

●

Removal of Penn National Gaming, Inc. and Pre-2018 Award Provisions: Provisions were removed that (i) relate to the 2013 spin-off of the Company from Penn National Gaming, Inc. and (ii) relate to awards granted prior to 2018 because there are no awards that remain outstanding to which those provisions relate.

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DESCRIPTION OF THE PRINCIPAL FEATURES OF THE 2013 PLAN

Types of Awards

Grants under the 2013 Plan may be made in the form of restricted stock, PSUs, stock options, SARs, and other awards.

Number of Authorized Shares

Subject to adjustment as provided in the 2013 Plan, 2,252,095 shares of common stock are currently authorized for issuance under the 2013 Plan, which is equal to approximately 0.82% of our outstanding shares of common stock and OP units as of the Record Date. Shareholders are being asked to authorize an additional 4,500,000 shares for future awards, which would result in an aggregate of 6,752,095 shares of common stock being authorized for issuance, which is equal to approximately 2.46% of our outstanding shares of common stock and OP units as of the Record Date. The Compensation Committee will also be permitted to grant option awards in substitution of option awards of an acquired entity.

Change in Capitalization

In the event of any equity restructuring, merger, consolidation or the like such as a stock dividend, stock split, spinoff, rights offering or recapitalization, the Compensation Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the 2013 Plan and (ii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, and other value determinations applicable to outstanding awards.

Eligibility and Participation

Eligible participants include all officers, employees, directors, and consultants of the Company and our subsidiaries, as determined by the Compensation Committee. As of March 31, 2025, there were 7 non-employee directors and 20 employees of the Company eligible to participate in the 2013 Plan.

Transferability

Awards generally are restricted as to transferability although certain awards may be transferable by will or the laws of descent and distribution.

Amendment and Termination

The 2013 Plan may be amended or terminated by our Board of Directors at any time and, subject to limitations under the 2013 Plan, the awards granted under the 2013 Plan may be amended by the Compensation Committee at any time, provided that no such action under the 2013 Plan or an award may, without a participant’s consent, adversely affect any previously granted award.

Effective Date and Duration

The 2013 Plan authorizes granting of awards for up to ten years following the date on which the 2013 Plan was most recently approved. The 2013 Plan will remain in effect with respect to outstanding awards until no such awards remain outstanding.

Maximum Awards under the 2013 Plan

The Compensation Committee has the authority in its sole discretion to determine the type or types of awards made under the 2013 Plan. Under the 2013 Plan, no person may receive options or other awards denominated in shares of the Company’s common stock relating to more than 1,000,000 shares of the Company’s common stock in the aggregate in any calendar year, and no person may receive an award denominated or payable in cash representing more than $6,000,000 in any calendar year. The maximum number of shares of common stock that may be issued in connection with option awards granted under the 2013 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is 3,000,000.

TYPES OF AWARDS

The following is a general description of the types of awards that may be granted under the 2013 Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Compensation Committee, subject to the limitations contained in the 2013 Plan.

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Restricted Stock

The Compensation Committee is authorized to award restricted stock under the 2013 Plan. Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the Compensation Committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Unless accelerated under certain circumstances, the restrictions imposed on shares shall lapse in accordance with the vesting requirements specified by the Compensation Committee in an applicable award agreement. Such vesting requirements may be based on the continued employment of the participant with the Company for a specified time period, or upon the attainment of specified business goals or measures established by the Compensation Committee in its sole discretion.

Phantom Stock Units

The Compensation Committee is authorized to award PSUs under the 2013 Plan. The restrictions imposed on units granted under a PSU award shall lapse in accordance with the vesting requirements specified by the Compensation Committee in an applicable PSU agreement, except as provided below. Such vesting requirements may be based on the continued employment of the recipient with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Compensation Committee in its sole discretion, in either case as set forth in the PSU agreement. A recipient’s PSU award will immediately vest upon the recipient’s death or disability while in the employ of the Company, in each case except as determined in the sole discretion of the Compensation Committee and set forth in an applicable PSU agreement.

PSUs awarded to any recipient will be subject to forfeiture until the vesting requirements have been met. PSUs granted may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Compensation Committee. Failure to satisfy any applicable restrictions shall result in the subject units of the PSU award being forfeited and returned to the Company, with any purchase price paid by the recipient to be refunded, unless otherwise provided by the Compensation Committee.

Upon the expiration of the restricted period with respect to any outstanding PSU, the Company will deliver to the recipient, or his or her beneficiary, without charge, one share of common stock for each such outstanding PSU or, at the discretion of the Compensation Committee, cash having a fair market value equal to one share of common stock for each such outstanding PSU, if any; provided, however, that, if explicitly provided in the applicable PSU agreement, the Compensation Committee may, in its sole discretion, elect to pay cash or part cash and part common stock in lieu of delivering only shares of common stock or only cash for vested PSUs.

Stock Options

The Compensation Committee may grant incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”) under the 2013 Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options will expire at such times and will have such other terms and conditions as the Compensation Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). The exercise price of options granted under the 2013 Plan generally may be paid in cash. The Compensation Committee may, at its discretion, permit a participant to exercise vested and exercisable options by surrendering an amount of common stock already owned by the participant equal to the options’ exercise price or pursuant to net settlement or cashless exercise.

ISOs and NQSOs generally shall vest and be exercisable in accordance with the terms of their applicable award agreement. No vesting shall occur on or after the date that a participant’s employment or personal services contract with the Company terminates for any reason, except as may be set forth in the applicable award agreement. Notwithstanding the general rule described above, and subject to certain limitations, a participant’s options shall vest immediately upon death or disability, except as determined in the sole discretion of the Compensation Committee and set forth in an applicable award agreement.

Stock Appreciation Rights

The Compensation Committee is authorized to award SARs under the 2013 Plan. A SAR will represent a right to receive a payment in cash, shares, or a combination thereof, equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount that will be no less than the fair market value on the date the SAR was granted. Each SAR

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agreement will specify the exercise price, the duration of the SAR, the number of shares to which the rights pertain, the form of payment of the SAR upon exercise, and such other provisions as the Compensation Committee may determine. SARs will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee will approve and be set forth in the award agreement, which need not be the same for each grant or each participant.

SARs generally shall vest and be exercisable in accordance with the terms of their applicable award agreement. No vesting shall occur on or after the date that a participant’s employment or personal services contract with the Company terminates for any reason, except as may be set forth in the applicable award agreement. Notwithstanding the general rule described above, and subject to certain limitations, a participant’s options shall vest immediately upon death or disability, except as determined in the sole discretion of the Compensation Committee and set forth in an applicable award agreement.

Award agreements for SARs will set forth the extent to which the participant will have the right to exercise SARs following termination of employment. Such provisions will be determined at the sole discretion of the Compensation Committee and need not be uniform among all the SARs granted and may reflect distinctions based on the reasons for termination of employment. No SAR granted under the 2013 Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution, unless otherwise determined by the Compensation Committee in its discretion.

Other Awards

The Compensation Committee is authorized to grant other equity-based, equity-related, or cash-based awards that are not otherwise described by the terms of the 2013 Plan. The award agreement for such other awards will set forth the terms and conditions of such other awards, as determined by the Compensation Committee, including being subject to performance goals. Other awards may be paid in shares, conversion of partnership units into shares, cash, or in any combination thereof.

NEW PLAN BENEFITS TABLE

All 2013 Plan awards are granted at the Compensation Committee’s discretion, subject to the limitations contained in the 2013 Plan. Therefore, future benefits and amounts that will be received or allocated under the 2013 Plan are not presently determinable. For information with respect to equity grants made to our NEOs during the year ended December 31, 2024, under the 2013 Plan, please see the section entitled Grants of Plan-Based Awards in 2024. As of March 31, 2025, the fair market value of a share of our common stock (as determined by the closing price quoted by the NASDAQ Global Select Market on that date) was $50.90.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary discussion of the United States federal income tax consequences associated with the grant of awards pursuant to the 2013 Plan. The following discussion is not intended to be exhaustive and reference is made to the Code, and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary does not describe the state, local or foreign tax consequences that may be associated with the grant of awards under the 2013 Plan.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a compensation deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item that increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise of ISO before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “Disqualifying Disposition”), the participant generally would include in ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a Disqualifying Disposition, the Company would generally be entitled to a compensation deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an NQSO.

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Restricted Stock

In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the Code, within thirty days of such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions applicable to the restricted stock award lapse in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Phantom Stock Units

In general, a recipient who is awarded PSUs will not recognize taxable income upon receipt. When a recipient receives payment for an award of PSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out PSUs are non-transferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses.

Stock Appreciation Rights

In general, the grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

VOTE REQUIRED

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Our Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

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FREQUENTLY ASKED QUESTIONS

When and where will the Annual Meeting take place?

The Annual Meeting will be held on June 12, 2025, at 10:00 a.m. Eastern Daylight Time, in-person at the Company’s offices located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the SEC, the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2024 Annual Report primarily over the Internet. On or about April 29, 2025, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.

What is the purpose of the Annual Meeting and the Proxy Materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

●	a proposal to elect seven (7) directors to hold office until the 2026 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

●	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2);

●	a proposal to approve, on a non-binding advisory basis, the Company’s executive compensation (Proposal No. 3);

●	a proposal to approve the Amended and Restated 2013 Long-Term Incentive Compensation Plan (Proposal No. 4); and

●	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the voting recommendations of the Board of Directors on these matters?

The Board of Directors recommends that you vote your shares as follows:

●	FOR the election of each of the nominees as directors to the Board of Directors (Proposal No. 1);

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2);

●	FOR the approval, on a non-binding advisory basis, of the Company’s executive compensation (Proposal No. 3); and

●	FOR the approval of the Amended and Restated 2013 Long-Term Incentive Compensation Plan (Proposal No. 4).

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 11, 2025. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 275,079,487 shares of common stock entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, but should follow the instructions below for attending the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

●

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability.

●	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email.

●

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

●

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

●

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from the bank, broker, or other intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting. You must bring the legal proxy with you to vote your shares at the Annual Meeting.

If you plan to attend the Annual Meeting in-person, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as, the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do

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not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the following matters, no votes will be cast on your behalf regarding: the election of directors (Proposal No. 1); the non-binding advisory vote on the Company’s executive compensation (Proposal No. 3); and the approval of the Amended and Restated 2013 Long-Term Incentive Compensation Plan (Proposal No. 4).

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a majority of the votes cast.

How is a quorum determined?

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting constitutes a quorum at the Annual Meeting; provided, however, that shares owned, directly or indirectly, by the Company and controlled, directly or indirectly, by the Board of Directors will not be counted in determining the total number of outstanding shares for quorum purposes. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the Annual Meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the rescheduled meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed

Proposal No. 1	Election of Directors	Majority of Votes Cast	No

Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3	Non-Binding Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No

Proposal No. 4	Approval of Amended and Restated 2013 Long-Term Incentive Compensation Plan	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN your vote on each nominee. Each nominee receiving a majority of votes cast FOR will be elected. A properly executed proxy marked ABSTAIN with respect to the election of a director or directors will not be voted with respect to such director or directors. Proxies may not be voted more than once for any one director.

With respect to Proposal Nos. 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on Proposal Nos. 2, 3 or 4, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

●	submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

●	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

●

voting during the Annual Meeting (participation in-person will not by itself constitute a revocation of a proxy) by following the instructions set forth under “What options are available to me to vote my shares? – You may vote in person at the Annual Meeting.” set forth above.

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For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, you may revoke any previous voting instructions by voting during the Annual Meeting in accordance with the instructions set forth above.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than Proposal Nos. 1 through 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders during the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four (4) business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have engaged Alliance Advisors, LLC to aid in the solicitation of proxies and to verify records relating to the solicitation for an estimated fee of

$15,000. All costs of such solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

How do I gain access to the Annual Meeting?

The Company’s Annual Meeting will be held in-person. Only shareholders who owned common stock as of the close of business on April 11, 2025 will be entitled to attend and participate in the Annual Meeting. The Annual Meeting will begin at 10:00 a.m. Eastern Daylight Time.

Please note that if you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as, a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank, brokerage firm or other intermediary that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

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OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2026 Annual Meeting of Shareholders must be received by us no later than December 30, 2025 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our amended and restated bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2026 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be hand-delivered or mailed by certified or registered mail, return receipt requested, to our principal executive offices, together with all supporting documentation required by our amended and restated bylaws, not prior to January 13, 2026 nor later than February 12, 2026. Shareholder proposals should be addressed to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable notice period under the advance notice provisions of our amended and restated bylaws described above.

ANNUAL REPORT TO SHAREHOLDERS

Our 2024 Annual Report has been posted, and is available without charge, on our corporate website at www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement. For shareholders receiving a Notice of Internet Availability, such notice will contain instructions on how to request a printed copy of our 2024 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2024 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2024 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2024 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholder(s) of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2024 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by telephone at 610.401.2900 or in writing at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. If you

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participate in householding and wish to receive a separate copy of this Proxy Statement and the 2024 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above, and we will deliver separate copies promptly.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2024 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

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Appendix A

GAMING AND LEISURE PROPERTIES, INC.

AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE

COMPENSATION PLAN

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GAMING AND LEISURE PROPERTIES, INC.

AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The Amended and Restated 2013 Long-Term Incentive Compensation Plan is intended to advance the interests of Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate Directors, selected key employees (including officers) and consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to participants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such participants increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions

The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. References to any Section or Subsection of the Act are to such Section or Subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such Section or Subsection.

Award. A grant of one of the following under the Plan: “Stock Option Award;” “Stock Appreciation Right Award;” “Restricted Stock Award;” “Phantom Stock Unit Award;” and “Other Award;” all as further defined herein.

Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed (if required to be executed), shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of his or its, as the case may be, powers under the Plan.

Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.

Board. The Board of Directors of the Company, as it may be constituted from time to time.

Cause. Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found to be an Unsuitable Person as defined in the Company’s articles of incorporation, willful and wrongful disclosure of confidential information, engagement in competition with the Company or any Subsidiary; provided that, for Grantees with an employment or similar agreement in effect with the Company or a Subsidiary containing a definition of Cause, Cause shall have the meaning set forth in such agreement.

Chairman. The Chairman of the Board of the Company or his designee(s).

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Change of Control.

(a)  with respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:

(i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

(ii)  consummation of a complete liquidation or dissolution of the Company; or

(iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporations except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of Directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b)  with respect to Awards that are “deferred compensation” under Section 409A of the Code, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

Code. The Internal Revenue Code of 1986, amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

Committee. The Compensation Committee of the Board.

Common Stock. Common stock of the Company, par value $.01.

Company. Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its successors and assigns.

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Consultant. An individual retained (but not employed) by the Company or a Subsidiary to perform services.

Date of Grant. The date as of which the Grantor grants an Award.

Director. A member of the Board who is not also an employee of the Company or any Subsidiary.

Disability. A physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company’s or Subsidiary’s long-term disability plan in which the Grantee is a participant. Any Grantee who is a Director shall be treated as having a Disability if a physical or mental impairment would have made the Grantee eligible for benefits under the Company’s long-term disability plan had the Grantee been an Employee.

Effective Date. [June 12, 2025], the date on which the shareholders of the Company approved the Plan.

Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.

Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.

Good Reason. With respect to any Grantee, “Good Reason” shall mean the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance): (i) assignment to the Grantee of any duties inconsistent in any material respect with the Grantee’s position (including status, titles, and reporting requirements), authority, duties or responsibilities or inconsistent with the Grantee’s legal or fiduciary obligations; (ii) any material reduction in the Grantee’s compensation or substantial reduction in the Grantee’s benefits taken as a whole; (iii) any travel requirements materially greater than the Grantee’s travel requirements prior to the Change of Control; (iv) any office relocation of greater than fifty (50) miles from the Grantee’s then current office; or (v) any breach of any material term of any employment agreement between the Company and the Grantee.

Grantee. An Employee or former Employee of the Company or any Subsidiary, a Director or a Consultant to whom an Award is or has been granted under the Plan.

Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the Chairman, as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board or Committee is the Grantor.

Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.

Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.

Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option to the extent it does not satisfy the requirements of Section 422 of the Code.

Nonreporting Person. A Grantee who is not subject to Section 16 of the Act with respect to the Company.

Option or Stock Option. A right granted pursuant to Article V.

Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.

Other Award. Awards granted pursuant to Article IX.

Performance Goals. One or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively

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over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award; free cash flow, adjusted free cash flow, EBITDA, adjusted EBITDA, sales, revenue, revenue growth, income, operating income, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, funds from operations, adjusted funds from operations, operating profit and margin rate, gross margins, debt leverage (debt to capital), market capitalization, total enterprise value (market capitalization plus debt), total shareholder return and stock price or any other performance criteria established by the Committee. Any Award may be granted subject to the attainment of such Performance Goals as determined by the Grantor.

Phantom Stock Unit. A right granted under Article VIII.

Phantom Stock Unit Award. An Award of Phantom Stock Units under Article VIII.

Plan. Gaming and Leisure Properties, Inc. Amended and Restated 2013 Long-Term Incentive Compensation Plan, as set forth herein and as amended from time to time.

Reporting Person. A Grantee who is subject to Section 16 of the Act with respect to the Company.

Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award or Phantom Stock Unit Award and ending when the Restricted Stock or Phantom Stock Unit is forfeited or when all conditions for vesting are satisfied.

Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.

Restricted Stock Award. An Award of Restricted Stock under Article VII.

Retirement. A separation from service by the Grantee who is an Employee (i) on or after attainment of age 60 with at least ten (10) Years of Service, or (ii) on or after attainment of age 65. Years of Service shall be determined pursuant to the terms of the Gaming and Leisure Properties, Inc. 401(k) Plan (or its successor).

Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.

SAR Base Amount. An amount set forth in the Award Agreement for a SAR.

Stock Appreciation Right or SAR. A right granted under Article VI.

Stock Appreciation Right Award. An Award of Stock Appreciation Rights under Article VI.

Stock Option Award. An Award of Options under Article V.

Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).

Section 2.2  Construction

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and

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refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III

STOCK AVAILABLE FOR AWARDS

Section 3.1  Common Stock

Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

Section 3.2  Number of Shares Deliverable

Subject to adjustments as provided in Section 11.2, no more than 4,838,607 shares of Common Stock, plus shares subject to awards outstanding as of the Effective Date that are forfeited to the Company pursuant to Section 3.3 below, may be issued under the Plan. Any Awards that are not settled in shares of Common Stock shall not count against this limit.

Section 3.3  Reusable Shares

Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan. By way of clarification, this section shall not apply to shares tendered as payment of an option exercise, shares withheld to cover taxes or as payment of an Option Price, or shares repurchased using option exercise proceeds. In addition, the total number of Stock Appreciation Rights exercised pursuant to a Stock Appreciation Rights Award shall not be available for issuance under the Plan, regardless of the number of shares of Common Stock actually delivered upon exercise of such Stock Appreciation Right.

Section 3.4  Maximum Award to an Individual

No individual shall be granted or receive in any calendar year Awards of more than 1,000,000 shares of Common Stock in the aggregate.

ARTICLE IV

AWARDS AND AWARD AGREEMENTS

Section 4.1  General

4.1.1.  Subject to the provisions of the Plan, the Committee may at any time and from time to time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons.

4.1.2.  The Committee or the Chairman, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate at any time and from time to time those Nonreporting Persons to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons shall be granted; (iii) determine the form or forms of Award to be granted to any Nonreporting Person, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person; and (v) determine the terms and conditions of each Award to a Nonreporting Person.

4.1.3.  Subject to the provisions of the Plan, the Board or Committee may, at any time and from time to time, (i) determine and designate at any time and from time to time those Directors to whom Awards, other than Incentive Stock Options, are to be

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granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award to a Director.

4.1.4.  Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date; provided that Awards made on or prior to such anniversary may continue in effect in accordance with their terms following such anniversary. Awards may be granted with dividend equivalent rights, on such terms as the Committee may determine; provided that the provisions of Section 7.5 shall govern with respect to dividends on Restricted Stock Awards.

Section 4.2  Eligibility

Any Director, Employee or Consultant, including any officer who is an Employee and any director who is an Employee and an individual who has accepted the Company’s or a Subsidiary’s offer of employment or consultancy but who has not commenced performing services for the Company or a Subsidiary, shall be eligible to receive Awards under the Plan.

Section 4.3  Terms and Conditions; Award Agreements

4.3.1.  Terms and Conditions. Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award at the time of the making of the Award or as may be amended or specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time and from time to time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.

4.3.2.  Award Agreements. Each Award granted pursuant to the Plan may be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.

ARTICLE V

OPTIONS

Section 5.1  Award of Options

5.1.1.  Grants. From time to time, the Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Option Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Options in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Options to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

5.1.2.  Types of Options

5.1.2.1.  Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.

5.1.2.2.  Directors and Consultants. Options granted to Directors or Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.

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5.1.3.  Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

Section 5.2  Option Price

The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 5.3  Option Periods

The Grantor shall, from time to time, determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

Section 5.4  Exercisability

5.4.1.  Subject to Article X and XIII, each Option shall be exercisable at any time or times during the term of the Option and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may prescribe in the applicable Award Agreement.

5.4.2.  Except as provided in Article X, or as otherwise provided in an Award Agreement, an Option may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.

5.4.3.  Method of Exercise. A Holder may exercise an Option, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company, together with payment in accordance with Section 5.5.

Section 5.5  Time and Method of Payment for Options

5.5.1.  Form of Payment. The Holder shall pay the Option Price in cash (including a personal check) or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program, including one under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in tum will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the amount of the Option Price plus the amount of any applicable tax withholding requirements, with the remainder of such amounts being payable in cash.

5.5.2.  Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares or the payment of a cash balance pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.5.3.  Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.

Section 5.6  Delivery of Shares Pursuant to Exercise of Option

Subject to Section 5.5.2, no shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with

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all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price, subject to Section 5.5.2, and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.

ARTICLE VI

STOCK APPRECIATION RIGHTS

Section 6.1  Award of SARs

6.1.1.  Grants. From time to time the Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Appreciation Rights Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and SARs in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Stock Appreciation Rights to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.

6.1.2.  SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of share of Common Stock on the Date of Grant.

Section 6.2  SAR Periods

The Grantor shall, from time to time, determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.

Section 6.3  Exercisability

6.3.1.  Subject to Articles X and XIII, each SAR shall be exercisable at any time or times during the term of the SAR and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may, from time to time, prescribe in the applicable Award Agreement.

6.3.2.  Except as provided in Article X, or as otherwise provided in an Award Agreement, a SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant.

Section 6.4  Method of Exercise

A Holder may exercise a SAR, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

Section 6.5  Payment Amount, Time and Method of Payment with Respect to SARs

6.5.1.  A SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

6.5.2.  Any payment which may become due from the Company by reason of a Grantee’s exercise of SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as determined by the Grantor and as provided in the Award Agreement.

6.5.3.  In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

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6.5.4.  Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

Section 6.6  Nature of SARs

SARs shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock as provided in the Plan and the applicable Award Agreement.

ARTICLE VII

RESTRICTED STOCK AWARDS

Section 7.1  Grants

From time to time, the Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant in such number as the Committee or the Chairman may determine Restricted Stock Awards to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Restricted Stock Awards to such Directors as the Board or Committee may select in its sole discretion. A Restricted Stock Award is a grant of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.

Section 7.2  Restricted Period

The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director or Consultant, as the case may be, for a period of time specified in the Award Agreement or the attainment of one or more Performance Goals within a time period specified in the Award Agreement. A Restricted Stock Award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant.

Section 7.3  Restrictions and Forfeiture

Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by or payment to the Holder.

Section 7.4  Issuance of Stock and Stock Certificate(s)

7.4.1.  Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.3) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

7.4.2.  Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

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Section 7.5  Shareholder Rights

Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares and the right to receive dividends, subject to the restrictions and forfeitures set forth herein and as the Grantor may determine. Unless otherwise determined by the Committee, any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any shares of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock shares. Notwithstanding anything herein to the contrary, any cash dividends payable on performance-based awards of any kind shall be deferred and payable (in cash or in shares as set forth in any applicable Award Agreement) at the time of (and in the same proportion to) the vesting of the underlying award.

Section 7.6  Delivery of Shares

Upon the expiration (without a forfeiture) or earlier termination of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan prior to delivery.

ARTICLE VIII

PHANTOM STOCK UNIT AWARDS

Section 8.1  Grants

From time to time, the Committee may grant Phantom Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Phantom Stock Unit Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and Phantom Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Phantom Stock Unit Awards to such Directors as the Board or Committee may select in its sole discretion. A Phantom Stock Unit represents the right to receive, without payment to the Company, shares of Common Stock, an amount of cash equal to the value of a share of Common Stock on a future date or any combination thereof, as determined by the Grantor.

Section 8.2  Vesting of Phantom Stock Unit Awards

Phantom Stock Units shall become vested as determined by the Grantor, from time to time, and as set forth in the applicable Award Agreement, unless otherwise described in the Plan.

Section 8.3  Cash Value of Phantom Stock Unit Payments

The amount payable with respect to each vested Phantom Stock Unit payable in cash shall be an amount determined by multiplying the number of Phantom Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date.

Section 8.4  Time of Payment

Amounts payable in connection with a Phantom Stock Unit shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

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Section 8.5  Nature of Phantom Stock Units

Phantom Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. Phantom Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Phantom Stock Units shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash or shares of Common Stock as provided in the Plan. The Grantor may determine in the applicable Award Agreement whether and to what extent the recipient of Phantom Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the Grantee receiving the Phantom Stock Units has the right to vote the shares or to receive dividend equivalents upon the expiration of the applicable restriction period. Notwithstanding anything herein to the contrary, any dividend equivalents payable on performance-based awards of any kind shall be deferred and payable (in cash or in shares as set forth in any applicable Award Agreement) at the time of (and in the same proportion to) the vesting of the underlying award.

ARTICLE IX

OTHER AWARDS

Section 9.1  Grants

From time to time, the Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Other Awards to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Other Awards to such Directors as the Board or Committee may select in its sole discretion.

Section 9.2  Maximum Award to an Individual

9.2.1.  Awards Denominated or Payable with Reference to Common Stock. No individual shall be granted or receive in any calendar year Other Awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) representing more than 1,000,000 shares of Common Stock when taken together with Awards granted to such individual.

9.2.2.  Awards Denominated or Payable with Reference to Cash. No individual shall be granted or receive in any calendar year Other Awards denominated by or payable in cash representing more than $6,000,000.

Section 9.3  Description of Other Awards

An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan, including but not limited to being subject to Performance Goals. Such Awards may provide for the payment of shares of Common Stock or conversion of partnership units into shares of Common Stock, or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.

ARTICLE X

TERMINATION OF EMPLOYMENT OR CESSATION OF SERVICE

Section 10.1  Stock Options and SARs

Except as otherwise provided in Article XIII, if a Grantee who was an Employee, Director or Consultant, as the case may be, when the Grantee received the Options or SARs ceases to be an Employee, Director or Consultant of the Company and all Subsidiaries for any reason, then, except as otherwise provided in an Award Agreement, the Grantee’s Options and SARs that are exercisable as of the termination or cessation date shall be cancelled and forfeited at the end of the 120 day period after such date (or the last day of the maximum term of such award, if earlier) and all Options and SARs that are not exercisable as of the termination or cessation date shall be forfeited and cancelled as of such date except in cases of where such termination of

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employment or cessation of service is a result of (i) the Grantee’s death or Disability, in which case the Grantee’s Options or SARs that are not then exercisable shall thereupon become exercisable and all Options and SARs shall remain exercisable for the balance of their respective terms, (ii) resignation (other than for Retirement) by the Employee or Director, in which case the Grantee’s Options or SARs that are exercisable as of such termination or cessation date shall be cancelled and forfeited at the end of the 30th day after such date and (iii) termination for Cause by the Company, a Subsidiary, or the Board, in which case all of the Grantee’s Options and SARs, whether or not then exercisable, shall be cancelled and forfeited as of such termination date.

Section 10.2  Restricted Stock

If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Restricted Stock ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then, subject to the terms of the applicable Award Agreement, all of the Grantee’s Restricted Stock that remain subject to restriction or vesting at such time shall be cancelled and forfeited except in cases of such Grantee’s (a) death, (b) Disability, (c) resignation by the Grantee for Good Reason, or (d) resignation by a Grantee who is an employee for Retirement, in which case any remaining restriction or vesting shall thereupon lapse.

Section 10.3  Phantom Stock and Other Awards

If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Phantom Stock Units or Other Awards ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then all of the Grantee’s Phantom Stock Units or Other Awards that remain subject to vesting at such time shall be cancelled and forfeited except in cases of such Grantee’s death or Disability, in which case any remaining vesting shall thereupon lapse.

Section 10.4  Date of Termination of Employment or Cessation of Board Service

Termination of employment or cessation of Board service of a Grantee for any of the reasons enumerated in this Article X shall, for purposes of the Plan, be deemed to have occurred as of the date which is recorded in the ordinary course in the Company’s or a Subsidiary’s books and records in accordance with the then-prevailing procedures and practices of the Company or the Subsidiary or, with respect to Awards that are “deferred compensation” under Section 409A of the Code, when a Grantee has a “separation from service” as defined in the regulations promulgated under Section 409A of the Code.

Section 10.5  Specified Employee Restriction

Notwithstanding anything in this Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to such Award upon the Holder’s termination of employment or service shall, to the extent necessary to comply with Section 409A of the Code, be delayed until the first day of the seventh month following his “separation from service” as defined under Section 409A of the Code, if the Holder is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A of the Code maintained by the Company and its Subsidiaries).

Section 10.6  Immediate Forfeiture; Acceleration

Except as otherwise provided in this Article X or in an Award Agreement or as otherwise determined by the Grantor, once a Grantee’s employment terminates or Board service ceases, as the case may be, any Award that is not then exercisable or vested or as to which any restrictions have not lapsed shall be cancelled and forfeited to the Company; provided, however, that the Grantor may, subject to the provisions of Sections 5.3 and 6.2, extend the periods during which Awards may be exercised or provide for acceleration or continuation of the exercise or vesting date or the lapse of restrictions of such Awards to such extent and under such terms and conditions as such Grantor deems appropriate.

Section 10.7  Terms of Award Agreement

The terms of any Award Agreement may address any of the issues provided for in this Article. In the event of a discrepancy between such terms and the terms of this Article, the terms of the Award Agreement shall apply.

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ARTICLE XI

CERTAIN TERMS APPLICABLE TO ALL AWARDS

Section 11.1  Withholding Taxes

The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes.

Section 11.2  Adjustments to Reflect Capital Changes

11.2.1. Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction or affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

11.2.1.1.  the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the Plan;

11.2.1.2.  the number and type of shares of Common Stock or other securities subject to outstanding Awards;

11.2.1.3.  the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

11.2.1.4.  other value determinations applicable to outstanding Awards.

11.2.2. Sale or Reorganization. After any reorganization, merger, or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or SAR or vesting of such other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of Common Stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Notwithstanding the foregoing, in the event of a Change of Control, the Grantor may (a) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (b) in lieu of the substituted shares referenced herein, Grantor may elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.

11.2.3. Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

Section 11.3  Failure to Comply with Terms and Conditions

Notwithstanding any other provision of the Plan, any outstanding Awards, including, without limit, any rights of payment or delivery or any other rights of a Holder with respect to any Award shall, unless otherwise determined by the Grantor, be immediately forfeited and cancelled if the Holder:

(i)  breaches any term, restriction and/or condition of the Plan, any Award Agreement or any employment, separation or other agreement between the Holder and the Company or its Subsidiaries; or

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(ii)  while serving as a Director or an Employee, is employed by or serves as a Director of a competitor of the Company or its Subsidiaries, or shall be engaged in any activity in competition with the Company or its Subsidiaries; or

(iii)  within one (1) year of the Grantee’s termination of employment or cessation of Board service with the Company and its Subsidiaries, solicits or assists in soliciting, directly or in any manner, any person employed by the Company or a Subsidiary to leave such employment or recruit, make an offer of employment to, or hire any such person; or

(iv)  divulges at any time any confidential information belonging to the Company or any Subsidiary; provided that nothing in this Section is intended to prohibit Grantee (with or without prior notice to the Company) from reporting to or participating in good faith in an investigation with a government agency or authority about a possible violation of law, or from making other disclosures protected by applicable whistleblower statutes.

The determination of the Grantor as to the occurrence of any of the events specified in this Section 11.3 shall be conclusive and binding upon all persons for all purposes.

Section 11.4  Regulatory Approvals and Listing

The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable.

Section 11.5  Restrictions Upon Resale of Stock

If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan is not registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his own account and not with a view to the distribution thereof.

ARTICLE XII

ADMINISTRATION OF THE PLAN

Section 12.1  Committee

The Plan shall be administered by or under the direction of the Committee.

Section 12.2  Committee Actions

Except for matters required by the terms of the Plan to be decided by the Board or the Chairman, the Committee shall have full power and authority to interpret and construe the Plan and Awards made under the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.

Section 12.3  Designation of Beneficiary

Each Holder may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder’s death, and in no event shall it be effective as of a date prior

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to such receipt. If no such Beneficiary designation is in effect at the time of a Holder’s death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

Section 12.4  No Right to an Award or to Continued Employment

No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the Chairman pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s or a Subsidiary’s right to make employment decisions with respect to any Grantee.

Section 12.5  Discretion of the Grantor

Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive awards and the amount of such awards, need not be uniform.

Section 12.6  Indemnification and Exculpation

12.6.1.  Indemnification. Each person who is or shall have been a member of the Board or the Committee and each Director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an “Indemnified Person”), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company’s written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

12.6.2.  Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 12.7  Unfunded Plan

The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees, Directors and Consultants. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | A-15

Section 12.8  Inalienability of Rights and Interests

The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder, provided that transfers pursuant to a qualified domestic relations order or by will or by the laws of descent and distribution shall be allowable. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Committee or its delegate (and subject to such conditions as the Committee or its delegate may impose), may elect to transfer some or all of an Award for charitable, estate planning or tax planning purposes; provided, however, that the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award.

No transferred Award shall be exercisable or vest following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his relationship to the Holder.

Section 12.9  Awards Not Included for Benefit Purposes

Except as specifically provided in any pension, group insurance or other benefit plan applicable to the Grantee, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any such plan applicable to the Grantee which are maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee or required by applicable law.

Section 12.10  No Issuance of Fractional Shares

The Company shall not be required to deliver any fractional share of Common Stock resulting from Awards under the Plan but, as determined by the Committee, may (but shall not be required to) pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.

Section 12.11  Modification for International Grantees

Notwithstanding any provisions to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantees in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

Section 12.12  Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and, (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are “deferred compensation” under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan and for purposes of the Award when the recipient has a “separation from service” as defined in the regulations promulgated under Section 409A of the Code.

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Section 12.13  Communications

12.13.1.  Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, or when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his address last appearing on the records of the Company.

12.13.2.  Communications by the Directors, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company’s principal office to the attention of the Company’s Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

Section 12.14  Parties in Interest

The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.

Section 12.15  Severability

Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

Section 12.16  Compliance with Laws

The Plan and Awards made under the Plan shall be administered in compliance with all applicable Federal and state laws, rules and regulations and any applicable regulations and rules of a government or regulatory agency or stock exchange. It is intended that Awards made under the Plan be made in a manner which permits the exemption of the grant of such Awards from the provisions of Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan, to make any modifications to Award Agreements to comply with Rule 16b-3 and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

Section 12.17  No Strict Construction

No rule of strict construction shall be implied against the Company, the Committee, the Chairman or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.

Section 12.18  Modification

The document contains all of the provisions of the Plan and, except as set forth in Section 14.1, no provisions may be waived, modified or otherwise altered except in a writing adopted by the Board.

Section 12.19  Governing Law

All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles. Notwithstanding anything

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | A-17

in the Plan to the contrary, no person will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, Common Stock under an Award if such acquisition would be prohibited by the restrictions on ownership and transfer of Common Stock contained in the Company’s charter or would impair the Company’s status as a real estate investment trust for United States federal income tax purposes.

ARTICLE XIII

CHANGE OF CONTROL

Section 13.1  Impact of Change of Control

Subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee’s termination of employment by the Grantee’s employer without Cause, or by the Grantee for Good Reason, within one (1) year following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards and Phantom Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Awards with vesting or other provisions tied to achievement of performance goals shall be considered to be vested (and, as applicable, shall be earned and paid) at their target levels or, if greater, the actual level of achievement as of the date of the Change of Control, annualized by the entire performance period, if appropriate, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

Section 13.2  Assumption Upon Change of Control

Notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.1 as of the date of the Change of Control, to the same extent as if the holder’s employment (or Board service) had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if, following the Change of Control, the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change of Control. The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

ARTICLE XIV

AMENDMENT AND TERMINATION

Section 14.1  Amendment; No Repricing

The Board with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he or she, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law (including the Code) or stock exchange requirements. No modification, alteration or amendment of the Plan or any

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Award Agreement may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, whether through amendment, cancellation or replacement grant, or any other means, without the requisite prior affirmative approval of the shareholders of the Company.

Section 14.2  Suspension or Termination

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.

ARTICLE XV

SECTION 409A

It is the intention of the Company that no Award shall constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code, unless and to the extent that the Grantor specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that are subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and in any event shall comply in all respects with Section 409A of the Code and the terms and conditions of all Awards shall be interpreted accordingly.

ARTICLE XVI

EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Effective Date. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

Gaming and Leisure Properties, Inc.	2025 Proxy Statement | A-19

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Gaming and Leisure Properties, Inc. Internet: www.proxypush.com/GLPI Cast your vote online Annual Meeting of Shareholders • Have your Proxy Card ready Follow the simple instructions to record your vote For Shareholders of Record as of April 11, 2025 Phone: Thursday, June 12, 2025 10:00 AM, EDT 1-866-425-3701 845 Berkshire Blvd., Suite 200, Wyomissing, PA 19610 • • Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, EDT, June 12, 2025. This proxy is being solicited on behalf of the Board of Directors. The undersigned hereby appoints Joseph W. Marshall, III and James B. Perry (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Gaming and Leisure Properties, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Gaming and Leisure Properties, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect Peter M. Carlino, Debra Martin Chase, Carol (“Lili”) Lynton, Joseph W. Marshall, Ill, James B. Perry, Earl C. Shanks and E. Scott Urdang as directors to hold office until the Company’s 2026 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. FOR AGAINST ABSTAIN 1.01 Peter M. Carlino FOR 1.02 Debra Martin Chase FOR 1.03 Carol (“Lili”) Lynton FOR 1.04 Joseph W. Marshall, III FOR 1.05 James B. Perry FOR 1.06 Earl C. Shanks FOR 1.07 E. Scott Urdang FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year. FOR 3. To approve, on a non-binding advisory basis, the Company’s executive compensation. FOR 4. To approve the Company’s Amended and Restated 2013 Long-Term Incentive Compensation Plan. #P11# #P11# #P11#FOR 5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date